Exhibit 10.6

***CONFIDENTIAL TREATMENT REQUESTED – CONFIDENTIAL PORTIONS

OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN

SEPARATELY FILED WITH THE COMMISSION***

ENGINEERING, PROCUREMENT AND CONSTRUCTION AGREEMENT

Dated as of March 26, 2007

by and between

Agrupación Solar Llerena-Badajoz 1, A.I.E.,

as Owner

PowerLight Systems S.A.,

as Contractor

and

Solarpack Corporación Tecnológica, S.L.

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TABLE OF CONTENTS

1.	Definitions.	5
2.	Scope.	10
3.	Representatives.	10
4.	The Work.	11
5.	Inspection.	18
6.	Final Completion.	18
7.	Changes and Extra Work.	18
8.	Protective Measures.	19
9.	Force Majeure.	20
10.	Unanticipated Conditions.	20
11.	Termination.	20
12.	Labor.	25
13.	Commencement and Substantial Completion of Work.	26
14.	Reports.	28
15.	Subcontractors and Suppliers.	28
16.	Ownership of Plans, Data, Reports and Material.	30
17.	Contract Price.	30
18.	Payment.	31
19.	Suspension of the Work.	32
20.	Taxes.	33
21.	Owner Obligations.	33
22.	Representations and Warranties.	33
23.	Warranty.	35
24.	Insurance.	37
25.	Indemnity.	38
26.	Performance of the Work.	39
27.	Compliance with Applicable Laws.	40
28.	Hazardous Materials.	40
29.	Governing Law.	41
30.	Liens.	41
31.	Nonwaiver.	41
32.	Dispute Resolution.	41
33.	Notices and Demands.	44
34.	Nondisclosure.	45
35.	Time of Essence.	45
36.	Validity.	45
37.	Survival.	45
38.	Binding Effect.	46
39.	No Oral Modifications.	46
40.	Headings.	46
41.	Counterparts.	46
42.	Authority.	46
43.	Announcements and Publications.	46
44.	Complete Agreement.	46

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45.	No Agency.	47
46.	Priority of Documents.	47
47.	Assignment.	47
48.	Waivers.	47
49.	Public deed.	48
50.	Language and documentation.	48
51.	Days.	48

Schedules
Schedule 1A	-	Construction and Milestone Payment Schedule
Schedule 1B	-	Field Extra Work and Authorizations, Change Orders
Schedule 4.1	-	Technical Specifications, Statement of Work and Bill of Materials
Schedule 4.2	-	Declaración de Impacto Ambiental
Schedule 4.6	-	Substantial Completion Commissioning Plan for Units and Park
Schedule 13.1	-	Preliminary Project Schedule
Schedule 23 (a)	-	Unit Warranty
Schedule 23 (b)	-	Model of Letter of Credit
Schedule 23.4	-	Model of Comfort Letter
Schedule 24	-	Insurance

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ENGINEERING, PROCUREMENT AND CONSTRUCTION AGREEMENT

This ENGINEERING, CONSTRUCTION AND INSTALLATION AGREEMENT, dated as of March 26, 2007 (“Agreement”), is executed in Seville (Spain) by and between Agrupación Solar Llerena-Badajoz 1, A.I.E., an “agrupación de interés económico” formed under the laws of Spain (“Owner”), PowerLight Systems S.A., a corporation formed under the laws of Switzerland (“Contractor”), and Solarpack Corporación Tecnológica, S.L. (“Solarpack”), a limited liability company duly incorporated under the laws of Spain.

RECITALS:

WHEREAS, Solarpack is a developer of projects pursuing the creation of solar photovoltaic (“PV”) parks in Spain owned by individual equity investors (“Investors”) that will each own installations of no more than 100 kW AC nominal inverter rating, which is equivalent to approximately 120kWp DC nameplate rating of PV modules; and

WHEREAS, Contractor designs and builds PV installations and as such is able to engineer and construct solar PV parks consisting of a field of PV modules, inverters, trackers and all the necessary ancillary systems to make available electric energy to the utility grid; and

WHEREAS, Solarpack has collected equity from the Investors1 and has incorporated Owner, and acts as agent of Owner for the purposes of organizing and supervising the construction and operation of the Park; and

WHEREAS, Owner leases or owns facilities in the municipality of Llerena, (Badajoz), Spain as more fully described in Schedule 4.1 hereto (the “Site”); and

WHEREAS, Owner desires to engage Contractor to supply and install at the Site a PV park divided in installations of no more than 100 kW AC nominal inverter rating. As used in this Agreement, “Unit” shall mean each of such independent PV module installations of 120kWp and 100kWe to be supplied and installed by Contractor at the Site pursuant to the provisions of this Agreement, each of which meet the requirements of the Spanish legislation to earn the feed-in tariff. As used in this Agreement, “Park” shall mean the aggregation of forty (40) Units which will be located at the Site that share a common fence and security infrastructure with an aggregated power of 4.8 MWp (4 MWe). The scope of this Agreement is limited to the Park, as described in Schedule 4.1 hereto; and

WHEREAS, Contractor desires to provide such supply and installation services, all in accordance with the terms and conditions set forth in this Agreement; and

1 This EPC and its Annexes shall be disclosed to the Investors provided that such Investors have executed a confidentiality agreement agreed by PowerLight and Solarpack.

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NOW THEREFORE, in consideration of the mutual promises set forth below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

AGREEMENT:

1. Definitions.

Unless otherwise required by the context in which any term appears: (a) capitalized terms used in this Agreement shall have the respective meanings set forth in this Section 1; (b) the singular shall include the plural and vice versa; (c) the word “including” shall mean “including, without limitation”, (d) references to “Sections”, “Schedules” and “Exhibits” shall be to sections, schedules and exhibits hereof; (e) the words “herein”, “hereof” and “hereunder” shall refer to this Agreement as a whole and not to any particular section or subsection hereof; and (f) references to this Agreement shall include a reference to all schedules and exhibits hereto, as the same may be amended, modified, supplemented or replaced from time to time.

“Agreement” shall have the meaning set forth in the preamble.

“Applicable Law” shall mean, with respect to any Governmental Authority, any constitutional provision, law, directive, statute, rule, regulation, ordinance, treaty, order, decree, judgment, decision, certificate, injunction, registration, license, permit, authorization, guideline, governmental approval, consent or requirement of such Governmental Authority, as construed from time to time by any Governmental Authority.

“Applicable Permits” shall mean each and every European, national, autonomic, regional and local license, authorization, certification, filing, recording, permit or other approval with or of any Governmental Authority, including, without limitation, each and every environmental, construction or operating permit and any agreement, consent or approval from or with any other Person that is required by any Applicable Law or that is otherwise necessary for the performance of the Work or operation of the Units.

“Bank” shall mean the agent appointed by the financing entities which are financing the Work on a project finance basis by virtue of a facility agreement executed between Owner and such financing entities, a copy of which has been delivered to Contractor prior to the Effective Date.

“Change Order” shall mean a written document signed by the Owner and Contractor authorizing an addition, deletion or revision to the Work or an adjustment of the Contract Price or Construction and Milestone Payment Schedule issued after execution of this Agreement.

“Condition Precedent” shall mean the fulfillment by Owner of the following conditions precedent for each Unit of the Park:

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(a)	Owner has submitted to Contractor a copy of the execution version of the facility agreement entered into between Owner and the Bank, among others, to finance the construction of the Park;

(b)	Owner has submitted to Contractor a certificate issued by the Bank confirming (i) that the conditions precedent for the availability of the full project funding (including the disbursement of equity by the Investors) and the drawdowns under the facility agreement executed between Owner and the Bank, among others, have been fulfilled, and (ii) that the Bank has received the final version of the legal due diligence report issued by the legal advisor to the Bank confirming all the Applicable Permits which may be required to commence the construction of each Unit of the Park (other than the Operational Permits) have been obtained and are in full force and effect; and

(c)	Owner has submitted to Contractor a copy of the Applicable Permits which may be required to commence the construction of each Unit of the Park (other than the Operational Permits).

“Construction and Milestone Payment Schedule” shall mean the schedule for prosecution of, and payment for, the Work, in each case as set forth on Schedule 1A.

“Contract Documents” shall mean this Agreement, the exhibits and schedules hereto, and drawings, specifications, plans, calculations, models and designs that are part of Exhibit 1 and that have been prepared by Contractor or any Subcontractor exclusively for the Work.

“Contract Price” shall mean the amount for performing the Work that is payable to Contractor as set forth in Section 17.1, as the same may be modified from time to time in accordance with the terms hereof.

“Contractor” shall have the meaning set forth in the preamble.

“***”

“Contractor Representative” shall mean the individual designated by the Contractor in accordance with Section 3.2.

“Developer Subcontract” shall mean the subcontract executed on the date hereof by PowerLight Systems Spain, S.L. (C.I.F. B-84795319), a Spanish subsidiary wholly-owned by Contractor, and Solarpack by virtue of which Solarpack undertakes, as Subcontractor of Contractor, to diligently prosecute and obtain *** and, in the event that Solarpack fails to timely obtain any ***.

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“Disclosing Party” shall have the meaning set forth in Section 34.

“Dispute” shall have the meaning set forth in Section 32.1.

“Effective Date” shall mean March 20, 2007.

“Equipment” shall mean (a) all materials, supplies, apparatus, machinery, equipment, parts, tools, components, instruments, appliances, spare parts and appurtenances thereto that are required for prudent design, construction or operation of the Units in accordance with Industry Standards and (b) all materials, supplies, apparatus, machinery, equipment, parts, tools, components, instruments, appliances, spare parts and appurtenances thereto described in, required by, reasonably inferable from or incidental to the Work or the Contract Documents.

“Euribor” shall mean the Euro Monetary Market reference rate at or about eleven o’clock (11:00) a.m. (Central European Time) on the second business day immediately preceding the scheduled date for any payment under this Agreement that results from the application of the convention in force at any time, under the sponsorship of the FBE (Federation Bancaire de l’Union Européene) and the Financial Market Association (ACI), and currently published on Reuter’s EURIBOR 01 page, or such other page that may replace it, applicable to financings with disbursement of deposits two (2) business days following the date for setting the interest rate, pursuant to the TARGET (Trans-European Automated Real-Time Gross Settlement Express Transfer System) schedule for deposits in Euros, for a period of time equal to one (1) month.

“Euro” shall mean the lawful currency of Spain.

“Final Completion” shall mean satisfaction or waiver of all of the conditions for the Park set forth in Section 6.

“Force Majeure Event” shall mean, when used in connection with the performance of a Party’s obligations under this Agreement, any act or event (to the extent not caused by such Party or its agents or employees or subcontractors) which is unforeseeable, or being foreseeable, unavoidable and outside the control of the Party which invokes it, and which renders said Party unable to comply totally or partially with its obligations under this Agreement. In particular, any of the following shall be considered a Force Majeure Event:

(a)	war (whether or not war is declared), hostilities, revolution, rebellion, insurrection against any Governmental Authority, riot, terrorism, acts of a public enemy or other civil disturbance;

(b)

acts of God, including but not limited to, storms, floods, lightning, earthquakes, hailstorms, ice storms, tornados, typhoons, hurricanes, landslides, volcanic eruptions, fires, excessive winds (20 m/s) , and objects striking the earth from space (such as meteorites), sabotage or destruction by a third party (other than any contractor retained by or on behalf of the Party) of facilities and equipment relating to the

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performance by the affected Party of its obligations under this Agreement; and

(c)	strikes, walkouts, lockouts or similar industrial or labor actions or disputes (any of them whether local, regional, national or sectorial, but only if affecting Contractor or Subcontractors or Suppliers and to the extent affecting employees working at the Site, or the logistics of the equipment or materials needed for the Works).

“Governmental Authority” shall mean any European, national, autonomic, regional, province, town, city, or municipal government, whether domestic or foreign, or other administrative, regulatory or judicial body of any of the foregoing.

“Hazardous Material” shall mean oil or petroleum and petroleum products, asbestos and any asbestos containing materials, radon, polychlorinated biphenyl’s (“PCBs”), urea formaldehyde insulation, lead paints and coatings, and all of those chemicals, substances, materials, controlled substances, objects, conditions and waste or combinations thereof which are now or become in the future listed, defined or regulated in any manner by any federal, state or Applicable Law.

“Health and Safety Coordinator” shall have the meaning set forth in Section 3.1.

“Health and Safety Manager” shall have the meaning set forth in Section 3.2.

“Health and Safety Plan” shall have the meaning set forth in Section 8.4.

“Health and Safety Study” shall have the meaning set forth in Section 8.4.

“Indemnified Party” shall have the meaning set forth in Section 25.4.

“Indemnifying Party” shall have the meaning set forth in Section 25.4.

“Industry Standards” shall mean those standards of care and diligence normally practiced by solar engineering, construction and installation firms in performing services of a similar nature in jurisdictions in which the Work will be performed and in accordance with good engineering design practices, Applicable Permits, and other standards established for such Work.

“Investors” shall have the meaning set forth in the first recital.

“Operational Permits” shall mean, jointly, the *** for the medium voltage infrastructure and the grid connection for each Unit, the definitive registration of each Unit within the Administrative Register of Power Facilities Included within the Special Regime (Registro Administrativo de Instalaciones de Producción de Energía Eléctrica Acogidas al Régimen Especial, or “RAIPRE”) and the municipal operation license for each Unit (licencia municipal de funcionamiento).

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“Owner” shall have the meaning set forth in the preamble.

“Owner’s Representative” shall mean the individual designated by Owner in accordance with Section 3.1.

“Park” shall have the meaning set forth in the sixth recital.

“Park’s EPC Rated Value” shall mean the total aggregated Wp set forth in the fifth recital.

“Park’s Final Rated Value” shall mean the total aggregated Wp stated in the manufacturers’ Flash Test Data of the PV modules finally delivered at Substantial Completion of the Full Park.

“Party” shall mean, individually, each of the parties to this Agreement.

“Person” shall mean any individual, corporation, partnership, company, joint venture, association, trust, unincorporated organization or Governmental Authority.

“Receiving Party” shall have the meaning set forth in Section 32.

“Retention” shall have the meaning set forth in Section 18.2.

“Site” shall have the meaning set forth in the fifth recital, and is more fully described in Schedule 4.1 hereto.

“Site Lessor” shall mean the counterpart of Owner under any lease agreements (or surface rights agreements) executed in connection with the Site.

“Solarpack” shall mean Solarpack Corporación Tecnológica, S.L.

“Subcontractor” shall mean any Person, other than Contractor and Suppliers, retained by Contractor to perform any portion of the Work (including any Subcontractor of any tier) in furtherance of Contractor’s obligations under this Agreement.

“Substantial Completion” shall mean, for each Unit of the Park, satisfaction or waiver of all of the conditions set forth in Section 13.3.

“Substantial Completion Date” shall mean the actual date on which the Substantial Completion of the Full Park, as defined in Section 13.4, has occurred.

“Substantial Completion of the Full Park” shall mean satisfaction or waiver of all of the conditions set forth in Section 13.4.

“Suppliers” shall mean those Equipment suppliers with which Contractor contracts to build the Park.

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“Technical Advisor to the Bank” shall mean the independent engineering firm appointed by Owner, which appointment shall be approved by the Bank, to supervise the completion of the commissioning tests and execute the certificates approving any commissioning test contemplated in Section 4.6.

“Technical Dispute” shall have the meaning set forth in Section 32.2.

“Unit” shall have the meaning set forth in the sixth recital.

“Unit Price” shall mean the result of dividing the Contract Price between the number of Units of the Park.

“Unit Warranty” shall mean the warranty of Contractor set forth on Schedule 23.

“Unit’s EPC Rated Value” shall mean 120kWp.

“Unit’s Final Rated Value” shall mean the total aggregated Wp stated in the manufacturers’ Flash Test Data of the PV modules that comprise the Unit at Substantial Completion of such Unit.

“Work” shall mean all obligations, duties, and responsibilities assigned to or undertaken by Contractor and described on Schedule 4.1 with respect to each Unit of the Park.

2. Scope.

Contractor shall provide on a turnkey basis all professional design and engineering services, Equipment procurement, supervision, labor, materials, equipment, tools, construction Equipment and machinery, utilities and transportation up to the general protection cabinet (“Caja General de Protección”) and revenue meter for each Unit, and procurement of the ***, and other facilities, items and services, in each case to the extent necessary for the proper execution and completion of each Unit, in accordance with the Contract Documents, which are each made a part hereof.

Contractor shall supervise and direct the Work in accordance with Industry Standards. Contractor shall have sole control over the engineering, design and construction means, methods, techniques, sequences, and procedures and for coordination of all portions of the Work under this Agreement unless the Agreement specifically provides otherwise.

3. Representatives.

3.1 Owner Representatives. Owner designates, and Contractor agrees to accept, Mr. *** as Owner Representative for all matters relating to Contractor’s performance of the Work (except for the execution of the certificates approving any commissioning test contemplated in Section 4.6). However, for the exclusive purposes of executing the certificates approving any commissioning test contemplated in Section 4.6, Owner

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unconditionally and irrevocably appoints the Technical Advisor to the Bank as its representative. Owner shall notify Contractor of such appointment in accordance with Section 33 at least one (1) month prior to the beginning of the first commissioning test contemplated in Section 4.6. The actions taken by Owner Representative regarding such performance shall be deemed the acts of Owner and shall be fully binding for Owner.

The Owner shall appoint a coordinator for health and safety labor matters during the performance of the Work (the “Health and Safety Coordinator”). The Health and Safety Coordinator shall perform the functions set out in Section 8.4.

Owner may, upon written notice to Contractor, pursuant to Section 33 hereof, change the designated Owner Representative, Technical Advisor to the Bank or Health and Safety Coordinator. However, the replacement of the Technical Advisor to the Bank shall be notified to Contractor at least one (1) month prior to the beginning of the first commissioning test contemplated in Section 4.6.

3.2 Contractor Representatives. Contractor designates, and Owner agrees to accept, Mr. Marco Miller as Contractor Representative for all matters relating to Contractor’s performance under this Agreement. The actions taken by Contractor Representative shall be deemed the acts of Contractor.

Additionally, before commencement of the Work on Site, Contractor shall appoint (i) as Project Manager to supervise all matters related to the performance of the Work, and (ii) a Construction Manager with the necessary experience in order to supervise the construction of the Park. The Construction Manager shall be based on the Site. The Project Manager shall be based in Spain from commencement of the Work on Site.

Not later than thirty (30) days before commencement of the Work on Site, Contractor shall appoint a health and safety manager (the “Health and Safety Manager”) to supervise all matters related to health and safety during the performance of the Work. The Health and Safety Manager shall be in permanent contact with the Health and Safety Coordinator and shall perform his functions as set out in Section 8.4.

Contractor may, upon written notice to Owner, pursuant to Section 33 hereof, change the designated Contractor Representative or the Health and Safety Manager.

3.3 The Parties shall vest their Representatives with sufficient powers to enable them to assume the obligations and exercise the rights of Contractor or Owner, as applicable, under this Agreement.

3.4 Notwithstanding Sections 3.1 and 3.2, all amendments, Change Orders, notices and other communications between Contractor and Owner contemplated herein shall be delivered in writing and otherwise in accordance with Section 33.

4. The Work.

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4.1 Subject to Section 21, Contractor shall perform the Work in accordance with the express description thereof in Schedule 4.1. In particular, the Work shall include the following:

(i)	*** and obtaining and maintaining in force all insurances identified as Contractor’s responsibility on Schedule 24.

(ii)	Basic and detail engineering (preliminary design and system design engineering). The Geotechnical, Hidrologic and Topographic Studies have been delivered to Contractor by Owner.

(iii)	Civil works, Site grading, landscaping, foundations and all necessary earth and other preparatory work if required to prepare the part of the Site where the Park is located.

(iv)	Supply and manufacture of Equipment and materials, including the supply and manufacture required for erection, installation and operation of the Units at the Park including, but not limited to, PV modules, inverters, GPT-0 PowerTracker components and steel, GPT-0 PowerTracker construction *** and electrical subcontractors. The Work shall include up to the general protection cabinet (“Caja General de Protección”) and revenue meter for each Unit, which are included within the scope of the Work but which constitute the limit of such scope. Technical Specifications are attached as Schedule 4.1.

(v)	Monitoring systems as specified in Schedule 4.1.

(vi)	Up to two (2) days per Site of on-site operation and maintenance training of Owner’s personnel (which shall be the same personnel for any Park built by Contractor on the same Site, even if the owners of such other Parks are different from the Owner).

(vii)	Supply of sufficient spare parts for the Unit Warranty period stipulated in Schedule 23.

Contractor shall supply, under this Agreement, a total number of forty (40) Units, with a total installed power of 4.80 MWp and 4 MWe.

4.2 Contractor shall perform all Work in accordance with Industry Standards and all relevant EU and national regulations and specifications, including homologation of equipment and installations to EU Directives and national standards, and all relevant specifications as contained in the Applicable Permits, especially the “Declaración de Impacto Ambiental” (Schedule 4.2).

4.3 Contractor shall perform engineering and design services, using qualified architects, engineers and other professionals selected and paid for by Contractor, in each case as are necessary to prepare all Contract Documents and submit the Contract Documents to Owner for its review and approval.

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4.4 ***. Owner shall file any documents required to obtain any necessary Applicable Permits and obtain all such Applicable Permits ***. Owner, at its expense, shall file any documents required to obtain such Applicable Permits on a timely basis. Owner shall pay for all taxes, fees and costs required of Owner in order to obtain the Applicable Permits for which the Owner is responsible under this Section 4.4. In particular, Owner represents and warrants to Contractor that Owner has obtained all permits, licenses and other authorizations which may be required to commence the construction of each Unit of the Park.

4.5 Contractor, at its expense, shall purchase, transport, deliver, inspect to the extent it deems necessary, and construct and install all Equipment necessary or useful in order to complete each Unit. Owner will be the importer of record and shall separately pay all VAT. The status of Owner as importer of record shall in no way diminish Contractor’s status as a turnkey contractor or alter the risk of loss otherwise allocated to Contractor pursuant to Section 4.10 below. Contractor will (a) provide all the necessary administrative assistance to process the importation of goods on behalf of Owner; and (b) indemnify Owner for any liabilities, penalties or other damages that Owner may incur (excluding Owner’s obligation to pay VAT) as a result of its status as importer of record. Pursuant to Section 23, Contractor will provide Owner with a standby letter of credit in accordance with the model of Schedule 23 (b) and for the amount contemplated in Section 23.3. Such standby letter of credit will secure Contractor’s warranty performance obligations in accordance with Section 23 (a) and ***. The aforementioned standby letter of credit shall remain in force from the Substantial Completion Date and for the two (2) year period during which the Contractor’s warranties for any of the Units remain in force.

Contractor shall obtain and maintain standard manufacturer’s and supplier’s warranties for the Equipment, which shall be according to that stipulated under Section 23.2 hereof. With respect to a Unit, Contractor shall assign to Owner all of Contractor’s right, title and interest in the Equipment as per Section 4.10 (a), free and clear of any lien, encumbrance or charge of any kind created by Contractor or resulting from Contractor’s actions. In addition, manufacturer’s and/or supplier’s warranties for each Unit shall be expressly permitted to be assigned and, upon Substantial Completion of the Unit, Contractor shall assign to Owner all related manufacturer’s and/or supplier’s warranties for each Unit.

4.6 Contractor shall startup each Unit and perform the commissioning tests for each Unit and for the Park described on Schedule 4.6.

Owner shall provide such electricity and consumables as may be required to carry out the tests. The Contractor’s technical personnel (or, when applicable the installer and/or manufacturer’s personnel, with Contractor’s supervision) shall operate each Unit during the tests, although Owner (and the Owner’s personnel) shall be entitled to be present during any test. The Technical Advisor to the Bank and any third party entrusted with the supervision, vigilance and quality control of Contractor shall be entitled to attend at and witness the tests. Contractor shall notify with at least two (2) week notice the start of the relevant tests for Substantial Completion in order to allow Owner’s Representative and the Technical Advisor to the Bank to organize properly the test attendance. Contractor shall also notify the number of Units that will be tested on such date.

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Upon completion of the relevant commissioning tests, Contractor shall submit to the Technical Advisor to the Bank the certificate of the results thereof for its approval or rejection. Owner and Contractor agree that the approval or rejection by the Technical Advisor to the Bank shall fully bind Owner, and that no certificate of the results of the commissioning tests executed by the Owner’s Representative (and not by the Technical Advisor to the Bank) shall be a valid approval or rejection of such commissioning tests.

If the results of the test can be obtained on Site following the performance of the test and the test has been completed successfully, Technical Advisor to the Bank and Contractor’s Representative shall execute the relevant certificate including the results achieved in the test. If the results of the test cannot be obtained on Site following the performance of the test, Contractor shall promptly submit to Technical Advisor to the Bank the relevant certificate containing the results of such test. Technical Advisor to the Bank shall promptly review such certificate and results and shall determine whether the test has been successfully completed within five (5) business days following receipt of such certificate.

If any Unit fails to complete any test, the Technical Advisor to the Bank and Contractor’s Representative shall execute the relevant certificate including the results achieved in the relevant test for such Unit. Contractor shall repeat the test for such Unit one or several times before the Substantial Completion Date. Contractor shall take all corrective actions so that such Unit may successfully complete the tests, without prejudice to the Owner’s rights and remedies in accordance with this Agreement.

Any approval or rejection of the results of the commissioning tests made by the Technical Advisor to the Bank shall always be deemed to be made by Owner and, in the event that any Dispute regarding the commissioning tests arises, Contractor shall be entitled to settle the Dispute in accordance with Section 32. If the independent expert or the Tribunal decide that any test has been completed successfully, such decision shall prevail and shall be binding for Owner, Contractor and the Technical Advisor to the Bank and, therefore, the relevant test shall be approved for all the purposes contemplated in this Agreement.

4.7 Contractor shall provide to Owner a copy of the operations and maintenance manual per Park. Contractor shall provide the drafts and the final version of the operations and maintenance manual on or before the dates contemplated in Section 4.12. Before Final Completion, Contractor shall remove debris, Equipment and surplus materials from the relevant part of Site where the Park is located.

4.8 Owner shall be solely responsible to pursue and obtain any subsidies, rebates or other incentives that may be available from any Governmental Authority pursuant to or in connection with the purchase of each Unit or otherwise, and Contractor makes no representation or warranty to Owner as to the availability of any of such incentives. Contractor shall provide Owner reasonable assistance upon request; provided that Owner shall reimburse Contractor, upon demand by Contractor, for any expense incurred by Contractor in providing such assistance.

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4.9 Exclusions.

Contractor shall not perform any work or activity beyond the scope of the Work, as defined in this Agreement. In particular, the following shall not be included in the Work and therefore shall be performed by Owner:

(a)	Owner shall provide the Site for the Work, and suitable access thereto so that Contractor may gain access to the Site to perform the Work as soon as any necessary work permits, licenses and authorizations are obtained, as well as to the Technical Advisor to the Bank for the purposes of the commissioning tests. Access to the Site will be done by the ways located on the (north-west; south-west; north) roads, which shall be sufficient to enable the access to the Site of the trucks and the Equipment that Contractor may need to use in the performance of the Work in accordance with Industry Standards applicable to these kind of projects;

(b)	Owner shall select its own personnel so that it is present at the tests of the Work prior to the date of Substantial Completion of the first Unit of the Park and operation of the Units;

(c)	Owner shall be responsible for hiring any third party entrusted with the supervision, vigilance and quality control of Contractor;

(d)	Owner shall obtain every necessary Applicable Permit (including, in particular, the Operational Permits), ***, and Owner shall pay for all fees related to any permits, licenses or authorizations and costs incurred (except for the costs of Contractor’s personnel -including Contractor’s drafting any documents that may be necessary- and the costs of any third parties subcontracted by Contractor to prosecute *** in order to obtain any Applicable Permits, including ***;

(e)	Owner shall be solely responsible for securing and paying for all asset management services relating to the Parks, and will not require any such services from Contractor;

(f)	Owner shall provide the fence, gates, lighting and security infrastructure for the Park;

(g)	Owner shall be responsible for any engineering, work, Equipment and materials from the general protection cabinet (“Caja General de Protección”) and revenue meter for each Unit (which are included within the scope of the Work but which constitute the limit of such scope) to the grid connection; and

(h)

Contractor shall not be responsible for any environmental liabilities relating to the Site, except for such pollution, toxic emissions, etc. as are caused by Contractor during construction of the Park. However, Contractor shall be required to comply with all applicable environmental laws and regulations during

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construction of the Park, including the Declaración de Impacto Ambiental (Schedule 4.2), and without prejudice to the provisions of Section 27.2.

As a consequence, any work or activity necessary for the Substantial Completion of the Park, and not included in this Article 4.9, shall be considered as part of the scope of supply of Contractor.

4.10 Title; Risk of Loss.

(a)	Owner shall take title of PV modules, inverters, steel, tracker and other equipment (“Category 1 Items”) after receipt of payment and release of Original Bill of Lading by Contractor.

Owner shall take title of the remaining parts of the Park (“Category 2 Items”) as payments are received by Contractor; provided, however, that except as otherwise expressly contemplated in this Agreement (and subject to Section 4.10 (d) below), risk of loss for the Units shall remain with Contractor until Substantial Completion of such Unit.

(b)	From the Effective Date and until the date of Substantial Completion in respect of each Unit, and subject to paragraphs (c), (d) and (e) of this Section 4.10, Contractor assumes risk of loss and full responsibility for the cost of replacing or repairing any damage to such Unit and all materials, Equipment, supplies and maintenance equipment (including temporary materials, equipment and supplies) that are purchased by Contractor for permanent installation in or for use during construction of such Unit, regardless of whether Owner has title thereto under this Agreement; and

(c)	Except when attributable to the performance by Contractor or Subcontractors of any of the Works or Services contemplated in the two (2) year warranty provided by Contractor under Section 23, Owner shall bear the risk of loss and full responsibility in respect of each Unit from and after the date of Substantial Completion of such Unit, and if any portion of such Unit is lost or damaged for whatever reason, then Contractor shall restore or rebuild any such loss or damage and complete the Work in accordance with this Agreement at the sole cost and expense of Owner; provided, however, that Contractor shall not be obligated to restore or rebuild any such loss or damage unless Owner has properly carried and maintained the insurance that Owner is required to maintain pursuant to Section 24 and Contractor has received reasonable assurances from Owner that Owner will prosecute such claim in a commercially reasonable manner and Contractor will receive the insurance proceeds, if any, paid under such Owner-maintained insurance coverages in accordance with the disbursement provisions of this Agreement.

(d)

Notwithstanding anything herein to the contrary, Contractor shall bear the risk of loss and full responsibility for the cost of restoring or rebuilding any damage to such Unit and all materials, Equipment, supplies and maintenance equipment (including temporary materials, equipment and supplies) that are purchased by Contractor or Owner for permanent installation in or for use during construction

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of such Unit to the extent caused by a Force Majeure Event occurred from the Effective Date until the date Substantial Completion of the relevant Unit in respect of such Unit. For these purposes, and under its responsibility, Contractor will contract a builder’s risk policy in accordance with Schedule 24. Specific Force Majeure Events NOT covered by such builder’s risk policy, and not assumed by Contractor, are war (whether or not war is declared), hostilities, revolution, rebellion, insurrection against any governmental authority, riot, terrorism, acts of a public enemy or other civil disturbance.

(e)	Notwithstanding anything herein to the contrary, Owner shall bear the risk of loss and full responsibility for the cost of replacing or repairing any damage to such Unit and all materials, Equipment, supplies and maintenance equipment (including temporary materials, equipment and supplies) that are purchased by Contractor or Owner for permanent installation in or for use during construction of such Unit to the extent caused by the negligent, grossly negligent or wilful acts of the Site Lessor, the Owner or their respective agents, employees or representatives.

4.11 Training of Owner’s personnel.

(a)	Contractor shall provide the Owner’s personnel with up to two (2) days per Site of on-site operation and maintenance training. The Owner’s personnel will have the qualifications needed for the performance of their activities and will be hired by Owner. Contractor shall use its best efforts to enable the Owner’s personnel to take part in the Commissioning with the Contractor’s personnel, provided that the Owner’s personnel follows the instructions of Contractor, does not risk the safety of the tests and does not disturb Contractor’s or Subcontractor’s regular work.

(b)	The schedule for the training lessons will be coordinated with Owner, provided that the operation and maintenance manuals and such training will be provided within the thirty (30) days following the Substantial Completion Date, but not after Contractor has left the Site. The planning of training lessons will be agreed between Owner and Contractor, but will ensure compliance with the Construction and Milestone Schedule.

(c)	Contractor will propose to Owner, with enough time in advance, the dates when the Owner’s personnel must be at its disposal for the training lessons.

4.12 Technical Contract Documents to be delivered by Contractor.

Contractor undertakes to deliver Owner the following technical documents on or prior to the following dates:

Technical Document	Submitted
1.- Construction drawings	30 days prior to commencement of the Work on Site
2.- O&M Manuals Drafts in English	30 days after to commencement of the Work on Site. Contractor shall translate such O&M Manuals Drafts into Spanish as soon as possible
3.- Final O&M Manuals in Spanish	60 days after Substantial Completion Date
4.- As-Built Drawings	30 days after Substantial Completion Date

For the avoidance of doubt, the final operation and maintenance manuals in Spanish and the as-built drawings shall be included in the punchlist items contemplated in Section 13.4 for the Park.

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5. Inspection. All Work performed by Contractor and all Equipment shall be subject to the inspection by Owner and by the Technical Advisor to the Bank, but such right of inspection of the Work or Equipment shall not relieve Contractor of responsibility for the proper performance of the Work or Equipment to the extent provided under this Agreement. Contractor shall provide to Owner or Owner’s designee or the Technical Advisor to the Bank access to Contractor’s facility or facilities where the Work is being performed upon reasonable prior notice (at least forty-eight (48) hours), during business hours, and subject to compliance with Contractor’s safety rules and policies. Owner shall ensure that the inspections and tests do not affect the normal performance of this Agreement.

6. Final Completion. Final Completion of the Park shall be deemed to have occurred only if punchlist items for the Park contemplated in Section 13.4 have been completed or waived. Upon Final Completion of the Park, Contractor shall submit to Owner a written statement requesting acknowledgement of the Final Completion of the Park. The acknowledgment shall be executed by Owner within five (5) business days after the receipt of the written statement unless Owner provides written notice of Contractor’s failure to achieve Final Completion of the Park. Execution of the acknowledgment or failure of the Owner to provide written notice of Contractor’s failure to achieve Final Completion of the Park within five (5) business days shall constitute Final Completion of the Park.

7. Changes and Extra Work.

7.1 Without invalidating this Agreement, Owner may initiate a change in the Work on a Unit by advising Contractor in writing of the change believed to be necessary. As soon as practicable after notice, Contractor shall prepare and forward to Owner in writing the price for the extra or changed Work on such Unit in accordance with Schedule 1B and any required adjustment to the Construction and Milestone Payment Schedule or any other term or condition of this Agreement. Except for minor modifications in the Work not involving extra cost and not inconsistent with the purposes of the Work, and except in an emergency endangering life or property, all authorized extra Work or changes, and the agreed to price, shall be confirmed through a Change Order to this Agreement in respect of the relevant Unit. No change or extra Work shall be effective without a Change Order signed by Owner and accepted in writing by Contractor and the Technical Advisor to the Bank, subject to the provisions of Section 27.2. The price shall include all costs associated with performing the extra Work or changes, including the impact on the original

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scope of Work, inefficiencies created by the extra Work or changes, and overhead associated with the extra Work or changes.

7.2 All extra Work and changes shall be performed in accordance with the provisions and conditions of this Agreement, except as provided in the Change Order.

7.3 All Change Orders shall be paid by the Owner on a cost plus fifteen percent (15%) basis. Contractor will use commercially reasonable efforts to secure at least two (2) bids for any subcontract work required for all Change Orders.

7.4 Contractor may propose Change Orders to Owner if those Change Orders improve the Units or are otherwise advisable for the Work. This shall not affect the obligation of Contractor to perform the Work and to deliver the Units in the form agreed in this Agreement. Any changes to the Units or the Work requested by any Governmental Authority as a condition to issue an Applicable Permit shall entitle Contractor to request a Change Order in accordance with this Section 7, Sections 7.1, 7.2 and 7.3 shall apply mutatis mutandis.

8. Protective Measures.

8.1 Contractor shall be responsible for all injury or damage to individuals or property that may occur as a result of its fault or negligence or that of its Subcontractors (other than Solarpack) in connection with the performance of the Work. Contractor shall be responsible for the proper care and protection of all Equipment and materials furnished by Contractor and the Work performed until Final Completion of the Work for each Unit. Given that Owner is responsible for providing the fence, gates, lighting and security infrastructure for the Park, Owner shall arrange for the adequate protection for adjacent property to the extent required by law or by this Agreement, including protection of any Work existing in public property.

8.2 Contractor shall take all reasonably necessary precautions for the safety of its employees on the relevant part of the Site where the Park is located and prevent accidents or injury to individuals on, about, or adjacent to the premises where the Work is being performed.

8.3 Contractor shall keep the relevant part of the Site where the Park is located and surrounding areas free from accumulation of waste materials or rubbish caused by the Work, and upon Final Completion of the Park, shall remove from the relevant part of the Site where the Park is located all waste materials, rubbish, tools, Equipment, machinery and surplus materials.

8.4 Health and Safety

Owner shall undertake and prepare a health and safety study (the “Health and Safety Study”) and Contractor shall implement it through a health and safety plan (the “Health and Safety Plan”), as required under Applicable Law. Contractor shall provide the Health and

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Safety Coordinator with a draft of the Health and Safety Plan and of the Health and Safety Study that it intends to put in place for the Owner’s information and comments, although Contractor shall remain responsible for the correctness and completeness of the Health and Safety Study and its implementation through the Health and Safety Plan.

Contractor will adopt, maintain and supervise all measures and programs required to ensure the safety of all the persons present in the relevant part of the Site where the Park is located. Unless otherwise agreed, Contractor shall, from the commencement of the Work on the Park until Final Completion: (i) provide proper fencing, gates, lighting, security infrastructure and warnings in the Park; (ii) provide proper temporary roadways, footways; and (iii) take all steps to protect the environment on and off the relevant part of the Site where the Park is located and to avoid damage and nuisance to persons or to properties resulting from pollution, including noise or other causes arising as a consequence of its method of operation.

Contractor assumes responsibility for the health and safety of its workers and those of its Subcontractors.

9. Force Majeure. Contractor shall promptly notify Owner in writing of any delay or anticipated delay in Contractor’s performance of this Agreement due to a Force Majeure Event, and the reason for and anticipated length of the delay. If reasonably feasible, Contractor shall deliver such notice within forty-eight (48) hours of when Contractor becomes aware of such delay. Contractor shall be excused for any delays or defaults in the performance of its obligations under this Agreement that are the result of a Force Majeure Event or any other event outside the reasonable control of Contractor. Contractor shall be entitled to a reasonable extension of time for delays due to a Force Majeure Event; provided that any Force Majeure Event that prevents performance, or is reasonably expected to prevent performance, for more than ninety (90) days shall entitle either Party to terminate this Agreement, in which case, Section 11.4 shall apply. Any modification to the Construction and Milestone Payment Schedule pursuant to this Section 9 shall be documented by a written Change Order to this Agreement.

10. Unanticipated Conditions. If any unusual or unanticipated conditions exist or arise at the Site (such as hazardous materials, environmental conditions, pollution or archeological findings), which conditions would involve the incurrence by Contractor of any expenses to correct such conditions, Contractor shall submit a request for approval of the corrective work and payment of the related expenses to Owner, which approval shall not be unreasonably withheld, conditioned or delayed. The additional work resulting therefrom will be paid for by Owner as extra Work pursuant to Section 7. ***

11. Termination.

11.1 Termination by Owner:

Contractor agrees that Owner shall be entitled to terminate this Agreement upon the occurrence of any of the following circumstances:

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(a)	Contractor abandons the entire Work without justified reason for more than three (3) weeks or does not start the Work without justified reason for more than three (3) weeks from Effective Date, or

(b)	Contractor shall assign this Agreement in whole without the written authorization of Owner, unless otherwise expressly permitted under this Agreement, or

(c)	Contractor violates in any material respect any of the provisions of this Agreement, which violation remains uncured for thirty (30) days following Contractor’s receipt of written notice thereof from Owner, or

(d)	the Substantial Completion of the Full Park is delayed for more than *** months from the Effective Date hereof as a result of Contractor’s default or a default of its Subcontractors, but at least thirty (30) Units have achieved Substantial Completion and such Units have also achieved Substantial Completion of the Full Park, and Owner decides not to grant more time to Contractor to achieve Substantial Completion of the Full Park for every Unit of the Park, or

(e)	fewer than thirty (30) Units of the Park achieve Substantial Completion within the *** months following the Effective Date as a result of Contractor’s default or a default of its Subcontractors, and Owner decides not to grant more time to Contractor to achieve Substantial Completion of the Full Park for every Unit of the Park, or

(f)	***

(g)	Contractor executes this Agreement in bad faith, or

(h)	any Force Majeure Event that prevents performance, or is reasonably expected to prevent performance, for more than ninety (90) days, or

(i)	the Condition Precedent is not fulfilled on or before May 20, 2007 and Contractor decides not to grant more time to Owner to achieve the fulfillment of the Condition Precedent,

Owner may instruct Contractor to discontinue all or any part of the Work, and Contractor shall thereupon discontinue the Work of such parts thereof. Owner shall thereupon have the right to continue and complete the Work or any part thereof, by contract or otherwise. Upon the occurrence of any of the circumstances contemplated in paragraphs (a), (b), (c), and (g) above, Contractor shall be liable to Owner, unless otherwise contemplate herein, for any and all damage and excess cost incurred by Owner in completing the Work, in each case to the extent caused by Contractor’s material breach of this Agreement. Upon the occurrence of any of the circumstances contemplated in paragraphs (d), (e) and (f) above, the Parties shall proceed as follows:

(1)	upon the occurrence of the circumstance contemplated in paragraph (d) above:

(I)	the Contract Price shall be reduced to reflect those Units of the Park which have achieved Substantial Completion and Substantial Completion of the Full

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Park as of the *** month deadline, and Contractor will return the portion of the Contract Price received in excess, according to the new Contract Price, within the following deadlines:

-	the portion of the Contract Price received in excess for the Category 1 Items of such Units will be returned within *** months following the Owner’s demand; and

-	the portion of the Contract Price received in excess for the Category 2 Items of such Units will be returned at Substantial Completion Date; and

(II)	in addition, Contractor will pay the Owner, within two (2) months following the Owner’s demand, (a) a lump sum payment equal to all Common Expenses for the Park as of the *** month deadline and (b) an amount equal to the Financing Costs as of the *** month deadline. Owner shall promptly transfer the payment described in clause (b) to its Investors who are not able to participate in ownership of the partially completed Park. As used herein, “Common Expenses” means the net present value of that pro rata portion of the uncompleted Park’s costs, land lease and security, calculated by Deloitte or any other prestigious international audit firm chosen by Contractor among the three (3) presented by Owner. As used herein, “Financing Costs” means (x) the financing expenses of any Investors of the Owner who are associated with the uncompleted portion of the Park to carry their loan for a period of up to one year following the *** month deadline, assuming such expenses were incurred and (y) the finance charges associated with any early prepayment of loans from such Investors who do not elect to carry their loan. Title to all property and equipment provided by Contractor for the uncompleted Units shall be transferred to Contractor. The Bank shall provide a detailed and justified liquidation of the expenses and charges contemplated in sections (x) and (y) above. Contractor shall review this liquidation taking into account the executed copy of the facility agreement entered into by Owner and the Bank, which has been delivered to Contractor prior to the Effective Date. Contractor undertakes to acknowledge that the liquidation made by the Bank is correct and firm if made in accordance with the provisions of the aforementioned executed facility agreement and, therefore, undertakes to pay the corresponding amount within *** months following the Owner’s demand.

(2)	upon the occurrence of the circumstance contemplated in paragraph (e) above, within *** months following the Owner’s demand, Contractor will return all the payments received from Owner pursuant to this Agreement. In such event title to all property, materials and Equipment provided by Contractor for the Park shall be transferred to Contractor.

(3)	upon the occurrence of the circumstance contemplated in paragraph (f) above, Owner shall be entitled to reject such Unit and receive a repayment of such Unit Price for the

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Unit for which ***, subject to the following provisions:

(I)	If *** have not been achieved for any Unit due to any reason attributable to Contractor’s performance of the Work: (a) first, Solarpack will return on demand *** of all payments then received by Solarpack in connection with its services regarding such Park at any time, to the relevant payer (including those payments made by PowerLight Systems Spain, S.L. under the Developer Subcontract); and (b) second, Contractor, within *** months following the Owner’s demand, will return the payments received for the applicable Unit Price. A partial or non-fulfillment of (a) in no way diminishes obligation (b) by Contractor.

(II)	If *** have not been achieved for any Unit due to any reason not attributable to Contractor: (a) first, Solarpack will return on demand one hundred per cent (100%) of all payments then received by Solarpack in connection with its services regarding such Park at any time, to the relevant payer (including those payments made by PowerLight Systems Spain, S.L. under the Developer Subcontract); and (b) second, Contractor within *** months following the Owner’s demand, will return the payments received for the applicable Unit Price. ***. A partial or non-fulfillment of (a) in no way diminishes obligation (b) by Contractor.

For the purposes of allowing Contractor to make the payments contemplated in Sections (3) (I) (b) or (3) (II) (b) above, title to all property, materials and Equipment provided by Contractor for such Unit shall be transferred to Contractor.

For the avoidance of doubt, Contractor shall not be responsible for the Owner’s delay in obtaining, or any failure to obtain, in due time and manner the relevant “acta de puesta en marcha definitiva” for the medium voltage infrastructure and the grid connection for each Unit or any other Applicable Permit ***.

The remedies herein shall be inclusive and additional to any other remedies that may be available under Applicable Law, and no action by Owner shall constitute a waiver of any such right or remedy.

11.2 Termination by Contractor:

Owner agrees that Contractor shall be entitled to terminate this Agreement upon the occurrence of any of the following circumstances:

(a)	Owner shall assign this Agreement, or sublet any part thereof, without the written authorization of Contractor, unless otherwise expressly permitted under this Agreement, or

(b)	the Work is suspended for a period exceeding ninety (90) days pursuant to Section 19.1 or two (2) months pursuant to Section 19.2, or

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(c)	Owner fails to pay any amount due under this Agreement provided that a one (1) month period has elapsed since the date the amount was due, or payment by Owner has been delayed during a minor term of at least ten (10) days at least three (3) times, although this shall not entitle Contractor to termination when said amount is under dispute according to Section 32 hereof, or

(d)	Owner violates in any material respect any of the provisions of this Agreement, which violation remains uncured for thirty (30) days following Owner’s receipt of written notice thereof from Contractor, or

(e)	Owner executes this Agreement in bad faith, or

(f)	any Force Majeure Event that prevents performance, or is reasonably expected to prevent performance, for more than ninety (90) days, or

(g)	If Owner fails to assume, within thirty (30) days following the termination of the Force Majeure Event, the cost of restoring or rebuilding any damage arising under such specific Force Majeure Events NOT covered by Contractor’s builder’s risk policy pursuant to Section 4.10 (d), or

(h)	the Condition Precedent is not fulfilled on or before May 20, 2007 and Contractor decides not to grant more time to Owner to achieve the fulfillment of the Condition Precedent,

Contractor shall have all rights and remedies that may be available under Applicable Law against Owner with respect to this Agreement, including without limitation the right to suspend performance of the Work, to terminate this Agreement, to require Owner to immediately post payment bonds, and/or Contractor to file mechanics’ liens.

11.3 Once this Agreement is terminated due to any circumstance contemplated in paragraphs 11.1 (a), (b), (c), or (g) above, the Parties will execute a verification certificate (acta de comprobación) of the Work carried out by Contractor as of that date, settling the price of the part of the Work correctly made and useful for Owner, and the Parties will calculate the amounts to be paid to each other, subject to the limitations provided under Section 25.5 of this Agreement. For the avoidance of doubt, PV modules and inverters shall be always deemed to be useful for Owner. The aforementioned part of the Work correctly made and useful for Owner shall maintain the warranty stated in Schedule 23 (a).

11.4 Once this Agreement is terminated due to any circumstance contemplated in paragraphs 11.1 (h) or 11.2 (a), (b), (c), (d), (e), (f) or (g) above, Owner shall pay to Contractor (as soon as reasonably practicable, and in any event within 21 days, in relation to ascertained amounts and within 21 days of ascertainment in respect of unascertained amounts):

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(i)	the price of the part of the Work completed at the date of termination, less the total of all amounts previously paid to Contractor under the Agreement and in addition, in so far as not included in such price of the Work,

(ii)	the costs of any additional Work required by Owner;

(iii)	the costs of component parts (PV, steel, inverters) reasonably ordered for the Work which shall have been delivered to Contractor or of which Contractor is legally liable to accept delivery, provided that Contractor has not ordered those component parts unreasonably early and has used all reasonable endeavors to avoid or minimize the amount of those costs, and prior to payment by Owner in respect thereof Contractor has issued the relevant invoice accompanied by a copy of the Bill of Lading and delivered by Contractor to Owner upon shipment from point of origin. These invoices will be due within ten (10) calendar days upon delivery by Contractor. Upon receipt of payment, Contractor will release Original Bill of Lading which evidences transfer of title;

(iv)	the cost of delivery under paragraph (iii) above;

(v)	all reasonable cancellation charges and administration costs incurred by Contractor in connection with the termination; and

(vi)	the reasonable documented direct costs of demobilization.

11.5 Once this Agreement is terminated due to any circumstance contemplated in paragraphs 11.1 (i) or 11.2 (h) above, Owner shall pay to Contractor (as soon as reasonably practicable, and in any event within 21 days) a cancellation fee of five per cent (5%) of the Contract Price. Such cancellation fee shall be the sole compensation for Contractor for all reasonable cancellation charges and administration costs incurred by Contractor in connection with the termination, the direct costs of demobilization and the so-called direct damages (daños directos) arising under the termination of this Agreement. Contractor shall retain (or, if applicable, receive from Owner) title to all property and equipment provided by Contractor for the performance of the Work.

11.6 In any event (expressly including every paragraph of Sections 11.1 and 11.2 above), the Parties expressly agree that no Party shall be entitled to claim to the other for any right to profit (beneficio industrial) or the so-called indirect damages (daños indirectos), including loss of profit (lucro cesante) and loss of production (pérdida de producción), except for willful misconduct or gross negligence. For the avoidance of doubt, upon the occurrence of any event of termination of this Agreement, (i) the non-defaulting Party may request the other Party the specific performance of the same in lieu of termination; and (ii) the non-defaulting Party shall be entitled to claim damages and to be indemnified by the defaulting Party in case of termination of this Agreement upon a defaulting Party’s breach.

12. Labor.

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12.1 Contractor shall use reasonable efforts to minimize the risk of labor-related delays or disruption of the progress of the Work. Contractor shall promptly take any and all reasonable steps that may be available in connection with the resolution of violations of collective bargaining agreements (convenios colectivos) or labor jurisdictional disputes. Contractor shall advise Owner promptly in writing of any actual or threatened labor dispute of which Contractor has knowledge that might materially affect the performance of the Work by Contractor or by any of its Subcontractors. Notwithstanding the foregoing, the settlement of strikes, walkouts, lockouts or other labor disputes shall be at the discretion of the Party having the difficulty.

12.2 Likewise, Contractor undertakes to comply at all times with the laws and regulations governing Social Security (Seguridad Social) obligations and contributions, to register all employees with the Social Security administration and to punctually and correctly make all required payments, contributions, filings (including filing forms TC-1 and TC-2) and information disclosures. Contractor shall promptly submit to Owner copies of forms TC-1 and TC-2 of its employees and of its Subcontractors’ employees when required by the Owner.

12.3 Contractor shall also be responsible for the submission of any information required by the labor or tax authorities having jurisdiction over the Site or the Work in respect of the employees working on the Site or from time to time employed or hired by Contractor and its Subcontractors to carry out any Work. Contractor shall also submit copies of that documentation to Owner. Contractor shall keep at all times in the Site a Registry Book (Libro-Registro) containing information on its employees and those of its Subcontractors working on the Site. Owner shall have full access to the information contained in such Registry Book.

13. Commencement and Substantial Completion of Work.

13.1 Contractor shall perform the Work in accordance with Schedule 4.1 and the preliminary project schedule which is attached as Schedule 13.1.

13.2 The target date on which Substantial Completion for all the Units of the Park is achieved shall be *** from the Effective Date. Contractor may claim a justified extension of the Substantial Completion date for all the Units of the Park if it is or will be delayed in completing the Work for any of the following causes:

(a)	Change Orders agreed pursuant to this Agreement;

(b)	breach of this Agreement or of a statutory duty by Owner;

(c)	suspension of the Work pursuant to Section 19;

(d)	a Force Majeure Event;

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(e)	any Owner’s delay in obtaining (or any failure to obtain) in due time and manner the relevant “acta de puesta en marcha definitiva” for the medium voltage infrastructure and the grid connection for each Unit or any other Applicable Permit ***;

(f)	if the Owner achieves the fulfillment of the Condition Precedent later than May 20, 2007

(g)	inability or material difficulty for Contractor to access the Site and perform the Work due to the activities performed by any other contractors or subcontractors of Owner; or

(h)	excessive rain or any other weather conditions that significantly deviate from monthly averages in the municipality of Llerena during the performance of the Work.

In the event of any material delay (other than those contemplated in paragraphs (a) to (h) above) that causes the prosecution of the Work not to substantially conform to the Schedule 1A, Owner may, by written notice to Contractor, direct that the Work be accelerated by means of overtime, additional crews or additional shifts or re-sequencing of the Work.

13.3 The following are conditions precedent to Substantial Completion of each Unit of the Park:

(a)	each Unit is mechanically, electrically, and structurally constructed in accordance with the requirements of Schedule 4.1 of this Agreement, the Work and Industry Standards, except for non-critical punchlist items;

(b)	each Unit is mechanically, electrically and functionally complete and ready for initial operations, adjustment and testing, except for non-critical punchlist items, and the Unit’s Final Rated Value is not below *** of the Unit’s EPC Rated Value;

(c)	Commissioning according to procedures set forth in sections 1.1.2, 1.1.3, 1.1.4 and 1.2.1 of Schedule 4.6. are completed successfully and the corresponding certificates are duly signed by the Owner’s Representative, the Technical Advisor to the Bank and the Contractor’s Representative; and

(d)	***.

At Substantial Completion of each Unit Owner and Contractor shall agree on the punchlist items for such Unit. The punchlist shall be dealt with no later than *** months after Substantial Completion. Failure from Contractor to fulfill this obligation shall entitle Owner to complete the pending works on its own and charge the Contractor for the duly justified costs.

Substantial Completion shall not be withheld for failure to obtain any Applicable Permits, including any ***.

13.4 The following are conditions precedent to Substantial Completion of the Full Park:

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(a)	at least *** Units of the Park have achieved Substantial Completion in accordance with Section 13.3 above;

(b)	the tests set forth in Schedule 4.6 (other than those tests contemplated in sections 1.1.2, 1.1.3, 1.1.4 and 1.2.1 of such Schedule) are completed successfully and the corresponding certificates are duly signed by the Technical Advisor to the Bank and the Contractor’s Representative; and

(c)	Contractor has delivered to Owner the documentation that, according to Section 4.12, has to be delivered at Substantial Completion Date.

At Substantial Completion of the Full Park Owner and Contractor shall agree on the punchlist items (which shall include the operation and maintenance manuals and the “as-built” drawings of the Park) for the Park. The punchlist shall be dealt with no later than *** months after Substantial Completion Date. Failure from Contractor to fulfill this obligation shall entitle Owner to complete the pending works on its own and charge the Contractor for the duly justified costs.

13.5 Delay Penalties. If the date of Substantial Completion for each Unit exceeds a *** month period from the Effective Date, as a result of Contractor’s default or a default of its Subcontractors, Contractor will be subject to a penalty of *** of the Unit Price of those Units which have not achieved Substantial Completion for every *** in delay following the aforementioned *** term. In no event shall the penalty applicable to each Unit under this Section 13.5 exceed *** of the Unit Price. Delay penalties shall replace the right of Owner to claim damages (indemnización por daños y perjuicios) from Contractor for not having achieved Substantial Completion within the aforementioned *** term, and will be deducted from the *** retention contemplated in Section 18.2 (a) below.

14. Reports.

14.1 Contractor shall prepare a monthly progress report for the Park that shall include at a minimum the following and submit it to Owner within ten (10) days after the end of each calendar month: (a) executive summary, (b) progress of Work in comparison to the Construction and Milestone Payment Schedule, (c) safety report, (d) changes in Work and (e) issues/concerns. Contractor will not unreasonably deny any information request made by the Owner in relation with the execution of the Work.

15. Subcontractors and Suppliers.

15.1 Contractor shall at all times be responsible for the acts and omissions of Subcontractors. Contractor shall be responsible for performance of all the Work, whether performed by Contractor or its Subcontractors. Owner shall not undertake any obligation to pay or to be responsible for the payment of any sums to any Subcontractor.

15.2 The subcontracting agreements entered into by Contractor will be formalized in writing, and shall include any provisions which are necessary to guarantee the

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rights of Owner under this Agreement and shall be consistent with the terms and conditions of this Agreement. Each subcontracting agreement shall also include a provision under which the Subcontractor waives any rights it may have under Article 1597 of the Spanish Civil Code.

15.3 Subcontractors’ personnel shall work in accordance with the instructions and briefings of Contractor, as if they were employees of Contractor. The Subcontractors’ personnel shall be subject to the same obligations as those of Contractor pursuant to Section 12 above.

15.4 Contractor shall use commercially reasonable efforts to evaluate and consider Spanish local Subcontractors in the construction activities for the Park, taking into account the benefits using Spanish Subcontractors may have on the permitting process.

15.5 Subject to meeting the warranty requirements described in Section 23.2, Owner accepts that the Park may be built with PV modules provided by one of the following pre-approved Suppliers:

•	Sharp

•	SunPower

•	Sanyo (through Mitsui), ***

•	Suntech (through Mitsui) ***.

•	Evergreen.

•	PowerLight Corporation’s own product is acceptable to Owner as long as they carry a 25 year warranty provided by PowerLight Corporation.

Contractor confirms that at the signature of this Agreement, the approved PV module models are:

•	PowerLight Solar Module ranging from 190 to 230 Wp

•	Suntech STP class ranging from 240 to 280 Wp

Any other PV Module Models from the pre-approved suppliers must count with the written approval of the Technical Advisor to the Bank, which shall not be unreasonably withheld or delayed. In any event, the Technical Advisor to the Bank must provide such written approval or rejection not later than ten (10) days following receipt of Contractor’s request.

Any PV Module Model under this agreement should comply with a maximum Temperature coefficient PM of 0,51%/ºC.

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15.6 Subject to meeting the warranty requirements described in Section 23.2, Owner agrees that the Park may be built with the following inverter equipment:

Supplier: SMA

Model Number: SC100

15.7 Prior to the Contractor’s purchase of the relevant Equipment, Owner shall have the right to veto any other inverter Supplier proposed by Contractor which is not listed above. Contractor undertakes to apply commercially reasonable efforts to involve Spanish Suppliers in the delivery of inverters to the Parks, as well as to engage Spanish local Subcontractors in the mechanical and electrical assembly work.

16. Ownership of Plans, Data, Reports and Material.

16.1 Subject to Sections 16.3 and 34, Contract Documents developed by Contractor under this Agreement shall remain the property of Contractor, even when prepared and delivered to Owner upon completion of the Work, and irrespective of title transfer of the Park to Owner. Nothing in this Agreement shall impair, alter or otherwise affect Contractor’s proprietary rights in its patents, products or other intellectual property.

16.2 Any additional inventions or intellectual property created during construction shall be owned by Contractor, provided that Owner shall retain intellectual property ownership for inventions created without Contractor’s involvement following Substantial Completion of the Full Park.

16.3 Contractor agrees to grant and hereby grants to Owner an irrevocable, non-exclusive, royalty-free license of use of Contract Documents developed by Contractor under this Agreement for the exclusive use of the operation of the Park. In addition, Contractor agrees to grant and hereby grants to Owner an irrevocable, non-exclusive, royalty-free license under all patents, copyrights and other proprietary information of Contractor related to the Work now or hereafter owned or controlled by Contractor to the extent reasonably necessary for the operation, maintenance or repair of any Unit or any subsystem or component thereof designed, specified, or constructed by Contractor under this Agreement. No other license in such patents and proprietary information is granted pursuant to this Agreement.

17. Contract Price.

17.1 As full compensation for the Work and all of Contractor’s obligations hereunder Owner shall pay to Contractor Euros *** VAT excluded (the “Contract Price”). Therefore, the “Unit Price” for each 120kWp/100kWe Unit shall be *** , VAT excluded. The Contract Price shall be changed only by:

1. The Final Price will be ***.

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2. Change Orders approved in accordance with Sections 7 or 9; provided that, upon notice by Contractor to Owner from time to time, the Contract Price may be adjusted by Contractor to account for any increase following execution of this Agreement in the cost of materials required for any Unit, but such adjustment may only be effected in the event of an unanticipated delay in the Work with respect to such Unit, which delay is beyond the reasonable control of the Contractor and lasts for at least thirty (30) days which is attributable to Owner.

The Contract Price shall be paid in accordance with Section 18.

17.2 Subject to the Contract Price adjustment mechanisms contemplated in this Agreement, the Contract Price is firm and fixed and not subject to any variation or price adjustments (downward or upward) in this Agreement, and stipulates the full compensation for the design and installation of the Park by Contractor, except as contemplated in Sections 7, 9 and 10. The Contract Price described in this Agreement includes all expenses incurred by Contractor including, but not limited to, design, engineering, Equipment and materials, erection, commissioning, tests and spare parts required at Park completion, as for specified in the technical specification, inclusive of cost of travel and lodging expenses, *** including any custom duties and taxes (other than VAT), related to Contractor’s performance of its obligations under this Agreement. The Contract Price does not include Value Added Tax (“VAT”) and any fees related to any Applicable Permits, which shall be paid by Owner.

17.3 ***

18. Payment.

18.1 Owner shall pay to Contractor the price set forth in Section 17 in accordance with the Construction and Milestone Payment Schedule for each Unit, subject to retention as provided in Section 18.2.

18.2 At Substantial Completion of each Unit all remaining payments of the Unit Price shall become due other than:

(a)	a retention of six point *** of each Unit Price payable on the earlier of: (i) ten (10) days from the date of receipt of the relevant *** for such Unit of the Park; or (ii) sixty (60) calendar days after the date of Substantial Completion of such Unit if the ***

(b)	a retention of *** of each Unit Price payable ten (10) days from receipt of the relevant ***; and

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(c)	a retention of one hundred fifty percent (150%) of the costs of completing an agreed punch list (as estimated by Contractor), payable upon completion of such punch list.

18.3 All invoices for PV modules, inverters, steel, tracker and other equipment (“Category 1 Items”) shall be accompanied by a copy of the Bill of Lading and delivered by Contractor to Owner upon shipment from point of origin. These invoices will be due within *** calendar days upon delivery by Contractor. In any event, upon receipt of payment ***, Contractor will release Original Bill of Lading which evidences transfer of title.

All remaining costs (“Category 2 Items”) shall be paid by Owner within ***calendar days of invoice delivery by Contractor, which invoice shall be delivered on a percentage completion basis.

Invoices for Category 1 Items and Category 2 Items shall be sent by facsimile or email with confirmation of receipt, and Owner must receive the invoice and, if applicable, the attached documentation, on the same date of invoice delivery by Contractor. Owner shall take title of Category 2 Items as payment is received by Contractor; provided, however, that except as otherwise expressly contemplated in this Agreement (and subject to Section 4.10(d) above), risk of loss for the Units shall remain with Contractor until Substantial Completion of such Unit.

18.4 Overdue payment obligations of the Owner hereunder shall bear interest from the date due until the date paid at a rate per annum equal to Euribor plus two percent ***.

18.5 Any payments due by Contractor to Owner pursuant to this Agreement shall be deposited in the bank account designated by the Bank as long as the facility agreement executed by Owner and the Bank remains in force.

19. Suspension of the Work.

19.1 Contractor may suspend temporarily the Work if Owner fails to pay any payment application in the terms set out in this Agreement, provided that Owner fails to remedy such breach within the ten (10) days following the due date of such payment. Contractor shall be entitled to request (i) an extension of the deadlines of this Agreement for the same period of the suspension, and (ii) the reimbursement of the additional costs and expenses, if any, reasonably incurred and substantiated by Contractor in protecting, securing or insuring the Work, and in resumption of the Work. If this suspension of the Work continues for more than two (2) months, Contractor may terminate this Agreement.

19.2 In the event that the Work is totally or partially suspended by reason of an order from a Governmental Authority, the Party that has caused the issuance of such order (whether by reason of an act, omission or default) shall bear all the damages, costs and expenses caused by the suspension, subject to the limitations provided under Section 25.5 of this Agreement. In addition, if Owner has caused the issuance of such order, the

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deadlines of this Agreement will be extended for the same period of the suspension, or for such other period that the Parties deem reasonable in view of the circumstances.

If the suspension is not due to an act, omission or default of any of the Parties, then the deadlines of this Agreement will be extended for the same period of the suspension, or for such other period that the Parties deem reasonable in view of the circumstances, and Owner shall assume any costs arising under the effects of the suspension on the obligations of the Parties under this Agreement.

19.3 After the resumption of the performance of the Work, Contractor shall, after due notice to Owner, examine the Work affected by the suspension. Contractor shall make good any defect, deterioration or loss of the construction or the Work affected that may have occurred during the suspension period. Costs properly incurred by Contractor (including mobilization costs, insurance fees and others) shall be added to the Contract Price, so long as the suspension did not arise due to any act, omission or default on the part of Contractor.

20. Taxes.

20.1 Contractor shall pay before delinquency any custom duties and taxes (other than VAT arising under the Contract Price, although Contractor shall pay any VAT triggered by any payment to its subcontractors for the performance of any works or services in Spain by such subcontractors), related to Contractor’s performance of its obligations under this Agreement. Provided that the conditions of indemnification set forth in Section 25 are satisfied, Contractor shall hold harmless, indemnify and defend Owner, together with any and all its officers, directors, agents and employees from any liability, penalty, interest and expense by reason of Owner’s failure to pay such taxes or custom duties. Contractor and Owner shall cooperate with each other to minimize the tax liability of both Parties to the extent legally permissible.

21. Owner Obligations. Owner shall provide Contractor with all necessary access to the Site and work areas Contractor requires for completion of the Work. Contractor shall have reasonable access to the Site after the Final Completion Date for inspection and photography. If Contractor is ready to ship ordered materials to the Site, and the Site is not ready to receive materials for any reason, Owner shall pay for all costs associated with such delay, including (to the extent applicable) any delivery, drop-off, insurance and temporary-storage fees.

22. Representations and Warranties.

22.1 Representations and Warranties of Contractor. Contractor represents and warrants to Owner that:

(a)

Contractor is a corporation, duly organized, validly existing, and in good standing under the laws of Switzerland, and has full power to engage in the business it presently conducts and contemplates conducting, and is and will be duly licensed or qualified and in good standing under the laws of Switzerland and in each other

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jurisdiction wherein the nature of the business transacted by it makes such licensing or qualification necessary and where the failure to be licensed or qualified would have a material adverse effect on its ability to perform its obligations hereunder.

(b)	Contractor has (either directly or through its Subcontractors) all the required authority, ability, skills, experience and capacity necessary to perform and shall diligently perform the Work in a timely and professional manner, utilizing sound engineering principles, project management procedures, construction procedures and supervisory procedures, all in accordance with Industry Standards. Contractor has (either directly or through its Subcontractors) the experience and skills necessary to determine, and Contractor has reasonably determined, that Contractor can perform the Work for the Contract Price.

(c)	The execution, delivery and performance by Contractor of this Agreement will not (i) violate or conflict with any covenant, agreement or understanding to which it is a party or by which it or any of its properties or assets is bound or affected, or its organizational documents or (ii) subject the Units or any component part thereof to any lien other than as contemplated or permitted by this Agreement.

(d)	There are no actions, suits, proceedings, patent or license infringements or investigations pending or, to Contractor’s knowledge, threatened against it before any court or arbitrator that individually or in the aggregate could result in any materially adverse effect on the business, properties or assets or the condition, financial or otherwise, of Contractor or in any impairment of its ability to perform its obligations under this Agreement.

(e)	Contractor and its Representatives have not made any payment or given anything of value, and Contractor will not, and Contractor will direct its employees, agents, and Subcontractors and vendors directly contracting with Contractor, and their employees or agents to not, make any payment or give anything of value, in either case to any government official to influence his, her, or its decision or to gain any other advantage for Owner, or Contractor in connection with the Work to be performed hereunder. None of Contractor, its Subcontractors or any of their employees or agents shall take any action that in any way violates the United States Foreign Corrupt Practices Act.

22.2 Representations and Warranties of Owner. Owner represents and warrants to Contractor that:

(a)

Owner is an AIE (Agrupación de Interés Económico) duly incorporated, validly existing under the laws of Spain and registered with the Commercial Registry to which it corresponds by reason of its corporate domicile, and has full legal capacity and standing to pursue its corporate purpose (including the capacity to dispose of and encumber all of its assets) and full power to engage in the business it presently conducts and contemplates conducting, and is and will be duly licensed or qualified and in good standing under the laws of each jurisdiction wherein the nature of the

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business transacted by it makes such licensing or qualification necessary and where the failure to be licensed or qualified would have a material adverse effect on its ability to perform its obligations hereunder.

(b)	The execution, delivery and performance by Owner of this Agreement will not (i) violate or conflict with any covenant, agreement or understanding to which it is a party or by which it or any of its properties or assets is bound or affected, or its organizational documents or (ii) subject the Units or any component part thereof or the Site or any portion thereof to any lien other than as contemplated or permitted by this Agreement.

(c)	There are no actions, suits, proceedings, patent or license infringements or investigations pending or, to Owner’s knowledge, threatened against it before any court or arbitrator that individually or in the aggregate could result in any materially adverse effect on the business, properties or assets or the condition, financial or otherwise, of Owner or in any impairment of its ability to perform its obligations under this Agreement.

(d)	Owner has, and will have, available all the funds that are necessary from time to time to pay Contractor the Contract Price.

23. Warranty.

23.1 Contractor’s sole warranty hereunder for each Unit shall be a comprehensive warranty, as set forth in Schedule 23(a), and, except as set forth in such Schedule, Contractor does not make (and hereby expressly disclaims) any other warranties of any kind whatsoever; provided, however, that independent of such warranty, Contractor shall provide Owner a performance guaranty set forth in Schedule 23(c). The letter of credit contained in Schedule 23(b) shall remain in force for a *** period, starting from date of Substantial Completion of the first Unit of the Park, and, to the extent it is dependent upon operation and/or maintenance, is conditional on the operation and maintenance of the Work and/or the Units by or for Owner in accordance with the operation and maintenance manuals prepared and delivered to Owner by Contractor. Contractor shall not be liable for any defect or deficiency to the extent that the same results from the specific written direction of Owner relating to the Work and/or the Units, provided that any such defect or deficiency is not the result of Contractor’s failure to properly implement the Works in accordance with this Agreement. The scope of such warranty will include the warranty statements provided under the warranties referenced in Section 23.2 below for claims made by Owner under such warranties during the Contractor’s *** period set forth on Schedule 23(a). Contractor’s obligations pursuant to this paragraph shall be supported by its parent company under the comfort letter referenced in Clause 23.4.

23.2 Upon expiration of the aforementioned *** period, Contractor will provide Owner with copies of pass-through warranties provided by PV module and inverter Suppliers for the benefit of Owner (the “Third Party Warranties”), which have been approved by Owner and by the Technical Advisor to the Bank and which shall

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allow Owner to assign the same. Subject to this Clause 23.2, Owner shall be responsible for supervising such warranties Third Party Warranties to confirm that they warrant (a) in the case of PV modules, a ninety percent (90%) rated power output for years three (3) through ten (10), and a minimum of eighty percent (80%) rated power from years eleven (11) through twenty five (25) and (b) in the case of inverters, a *** from the date of expiration of the aforementioned *** period. Contractor shall include in the subcontracts for the civil works (so long as no additional expenses or liabilities are incurred by Contractor) a provision contemplating the Contractor’s faculty to assign at no cost in favor of Owner its legal rights vis-à-vis the relevant Subcontractor under the Ley 38/1999, of November 5, de Ordenación de la Edificación. Notwithstanding the foregoing, Contractor shall include within the scope of its warranty the warranty statements provided under the Third Party Warranties for the benefit of Owner for claims made under such Third Party Warranties during the Contractor’s *** period set forth on Schedule 23(a). Contractor’s obligations pursuant to the preceding sentence shall be supported by its parent company under the comfort letter referenced in Clause 23.4.

23.3 At Substantial Completion Date Contractor will provide a standby letter of credit representing *** of the Contract Price finally payable to Contractor (net of any fees payable to Solarpack under the Developer Subcontract) minus the Contract Price for PV modules and inverters. The standby letter of credit will be issued by a bank chosen by Contractor (duly confirmed at Owner’s cost by a Spanish bank), will be substantially the form of Schedule 23(b), and shall remain in force from the Substantial Completion Date and for the *** period during which the Contractor’s warranties for any each of the Units remain in force. The standby letter of credit will secure Contractor’s warranty performance obligations and its obligations to indemnify Owner as described in Section 4.5 for any liabilities, penalties or other damages it may incur (excluding the payment of VAT itself) as a result of its status as importer of record.

If the issuing bank of the letter of credit contemplated in Schedule 23(b) decides not to permit such letter of credit to be extended beyond the *** starting from date of Substantial Completion of the first Unit of the Park, and Contractor fails to provide Owner with an acceptable extended or substitute letter of credit at least thirty (30) days prior to expiration of such *** starting from date of Substantial Completion of the first Unit of the Park, Owner shall be entitled to draw the amounts guaranteed by the letter of credit pursuant to the terms and conditions of Schedule 23 (b). In such event, the amounts drawn by Owner shall remain deposited in a bank account during the remaining *** of the warranty period in order to secure Contractor’s warranty performance obligations and its obligations to indemnify Owner as described in Section 4.5 for any liabilities, penalties or other damages it may incur (excluding the payment of VAT itself) as a result of its status as importer of record. Upon expiration of the warranty period, Owner shall immediately return to Contractor any surplus deposited in such bank account.

23.4 In addition, Contractor undertakes to provide Owner with a comfort letter in the form attached as Schedule 23.4 from its parent company, POWERLIGHT CORPORATION, domiciled in 2954 San Pablo Avenue, Berkeley, California 94702 USA, not later than thirty (30) days following the Effective Date.

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24. Insurance.

24.1 Contractor, at its expense, shall procure or cause to be procured and maintain or cause to be maintained in full force and effect at all times commencing no later than commencement of the work at the Park and until Final Completion, a builder’s risk policy with the insurance coverages specified in Part I of Schedule 24, which are agreed by the Parties to be sufficient for construction of the Park. All insurance coverage shall be in accordance with the terms of this Section 24 and Part I of Schedule 24 using companies, to the extent required by Applicable Law, authorized to do business in Spain.

24.2 Owner, at Owner’s expense, shall procure or cause to be procured and maintain or cause to be maintained in full force and effect at all times during the period commencing no later than commencement of the work at the Park and until Final Completion, all insurance coverages specified in Part II of Schedule 24. Owner, at Owner’s expense, shall procure or cause to be procured and maintain or cause to be maintained in full force and effect at all times during the period commencing no later than Substantial Completion of the Full Park and until the end of the warranty period contemplated in Section 23, all insurance coverages specified in Part III of Schedule 24. All insurance coverages shall be in accordance with this Section 24 and Part II of Schedule 24 using companies, to the extent required by Applicable Law, authorized to do business in Spain. Subject to the prior agreement of the Parties, such insurance coverages can be included, at Owner’s cost and responsibility, under Contractor’s insurance policies under Section 24.1 above.

24.3 Contractor’s policies shall provide for a waiver of subrogation rights against Owner and its affiliates, and their assigns, subsidiaries, affiliates, directors, officers and employees, and of any right of the insurers to any set-off or counterclaim or any other deduction, whether by attachment or otherwise, in respect of any liability of any such Person insured under Contractor’s Commercial General Liability policy. Contractor releases and waives any and all rights of recovery against Owner and all of its affiliates, subsidiaries, employees, successors, permitted assigns, insurers and underwriters that Contractor may otherwise have or acquire in or from or in any way connected with any loss covered by policies of insurance maintained or required to be maintained by Contractor pursuant to this Agreement or because of deductible clauses in or inadequacy of limits of any such policies of insurance.

24.4 If at any time the insurance to be provided by Owner or Contractor hereunder shall be reduced or cease to be maintained, then (without limiting the rights of the other Party in respect of any default that arises as a result of such failure) the other Party may at its option take out and maintain the insurance required hereby and, in such event, (a) Owner may withhold the cost of insurance premiums expent for such replacement insurance from any payments to Contractor, or (b) Owner shall reimburse Contractor for the premium of any such replacement insurance, as applicable.

24.5 The insurance policies limits in no way shall be construed as limits on the Parties’ liability under this Agreement, subject to the provisions of Section 25.5.

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24.6 The beneficiaries of the insurance policies shall be Owner, Contractor and the Subcontractors that may be affected by the risks insured. The insurance policies shall permit Owner to assign its rights thereunder to third parties at no cost.

24.7 Each Party shall provide the other Party with executed copies of the insurance policies contemplated in Parts I and II of Schedule 24 and with evidence that the premiums have been paid not later than thirty (30) days following the Effective Date. Owner shall provide Contractor with executed copies of the insurance policies contemplated in Part III of Schedule 24 and with evidence that the premiums have been paid not later than thirty (30) days following Substantial Completion of the Full Park.

25. Indemnity.

25.1 Subject to Section 24, Contractor shall fully indemnify, save harmless and defend Owner from and against any and all costs, claims, and expenses incurred by Owner in connection with or arising from any claim by a third party for physical damage to or physical destruction of property, or death of or bodily injury to any person, but only to the extent caused by (a) the negligence, gross negligence or willful misconduct of Contractor or its agents or employees or others under Contractor’s control or (b) a breach by Contractor of its obligations hereunder.

25.2 Subject to Section 24, Owner shall fully indemnify, save harmless and defend Contractor from and against any and all costs, claims, and expenses incurred by Contractor in connection with or arising from any claim by a third party for physical damage to or physical destruction of property, or death of or bodily injury to any person, but only to the extent caused by (a) the negligence, gross negligence or willful misconduct of Owner or any Site Lessor or their respective agents or employees or others under Owner’s or any Site Lessor’s control or (b) a breach by Owner of its obligations hereunder.

25.3 Each Party shall indemnify, defend and hold the other Party, and its present and future direct and indirect parents, subsidiaries and affiliates and their directors, officers, shareholders, employees, agents and representatives harmless from and against any and all claims, actions, suits, proceedings, losses, liabilities, penalties, damages, costs or expenses (including attorneys’ fees and disbursements) of any kind whatsoever arising from (a) actual or alleged infringement or misappropriation by such Party (or in the case of Contractor, any Subcontractor and, in the case of Owner, any Site Lessor) of any patent, copyright, trade secret, trademark, service mark, trade name, or other intellectual property right in connection with the Units, including without limitation, any deliverable, (b) such Party’s (or in the case of Contractor, any Subcontractor’s and, in the case of Owner, any Site Lessor’s) violation of any third-party license to use intellectual property in connection with the Work, including, without limitation, any deliverable.

25.4 If any claim is brought against a Party (the “Indemnifying Party”), then the other Party (the “Indemnified Party”) shall be entitled to participate in, and, unless in the opinion of counsel for the Indemnifying Party a conflict of interest between the Parties may exist with respect to such claim, assume the defense of such claim, with counsel

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reasonably acceptable to the Indemnifying Party. If the Indemnified Party does not assume the defense of the Indemnifying Party, or if a conflict precludes the Indemnified Party from assuming the defense, then the Indemnified Party shall reimburse the Indemnifying Party on a monthly basis for the Indemnifying Party’s defense through separate counsel of the Indemnifying Party’s choice. Even if the Indemnified Party assumes the defense of the Indemnifying Party with acceptable counsel, the Indemnifying Party, at its sole option, may participate in the defense, at its own expense, with counsel of its own choice without relieving the Indemnified Party of any of its obligations hereunder.

25.5 IN NO EVENT SHALL THE INDEMNIFYING PARTY BE LIABLE TO THE INDEMNIFIED PARTY FOR INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR RELATED TO THE TERMS OF THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO LOST PROFITS, COSTS OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES OR BUSINESS INTERRUPTION, EVEN IF THE INDEMNIFYING PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, BUT EXCEPT FOR LOSS OR DAMAGE ARISING OUT OF THE PARTIES’ WILLFUL MISCONDUCT OR GROSS NEGLIGENCE. IN ADDITION, WHETHER AN ACTION OR CLAIM IS BASED ON WARRANTY, CONTRACT, TORT OR OTHERWISE, UNDER NO CIRCUMSTANCE SHALL THE INDEMNIFYING PARTY’S TOTAL LIABILITY ARISING OUT OF OR RELATED TO THIS AGREEMENT EXCEED THE TOTAL AMOUNT PAID BY OWNER TO CONTRACTOR HEREUNDER, MINUS THE AGGREGATE AMOUNT OF ANY PENALTIES PAID BY THE INDEMNIFYING PARTY UNDER THIS AGREEMENT.

25.6 The Parties also agree that any proceeds collected by the Indemnified Party as beneficiary of any of the insurance policies contemplated in Schedule 24 shall be deducted from the corresponding claim for damages. Moreover, in the event that the proceeds collected by the Indemnified Party as beneficiary of an insurance policy completely indemnify (“mantienen indemne”) such Party from all damages and expenses incurred, the Indemnified Party shall not be entitled to claim any amount as damages and expenses, and shall be obliged, if applicable, to return to the Indemnifying Party any surplus received. Any franchises, deductibles, caps of liability and any other deductions which may affect the compensations to be paid by the insurance companies to the Indemnified Party shall not be deducted from the indemnification due.

26. Performance of the Work.

26.1 Contractor agrees to use, and agrees that it shall require each of its Subcontractors to use, only personnel who are qualified and properly trained and who possess every license, permit, registration, certificate or other approval required by Applicable Law or any Governmental Authority to enable such Persons to perform their Work involving any part of Contractor’s obligations under this Agreement.

26.2 Contractor agrees that all materials and Equipment to be supplied or used by Contractor or its Subcontractors in the performance of its obligations under this

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Agreement shall be in good condition and fit for the use(s) for which they are employed by Contractor or its Subcontractors. Such materials and Equipment shall at all times be maintained, inspected and operated as required by Applicable Law. Contractor further agrees that all licenses, permits, registrations and certificates or other approvals required by Applicable Law or any Governmental Authority will be procured and maintained for such materials and Equipment at all times during the use of the same by Contractor or its Subcontractors in the performance of any of Contractor’s obligations under this Agreement.

27. Compliance with Applicable Laws.

27.1 Contractor specifically agrees that it shall at all times fully comply with Applicable Laws and that it shall perform the Work in accordance with the Applicable Laws in force at the date of execution of this Agreement. Notwithstanding the foregoing, Contractor shall not be responsible for any environmental liabilities relating to the relevant part of the Site where the Park is located, except for such pollution, toxic emissions, etc. as are caused by Contractor during construction of the Park; provided, however, that Contractor shall be required to comply with all applicable environmental laws and regulations during construction of the Park. If any hazardous material is found in the Site, the removal shall be at the cost of the Owner.

27.2 In the event of change of any Applicable Law between the date of execution of this Agreement and the Substantial Completion Date, the Parties and the Technical Advisor to the Bank shall execute a Change Order ruling the implementation of the modifications to the Work required by such change in the Applicable Law and, if applicable, the extension of the term to achieve Substantial Completion. Such Change Orders shall be paid by Owner on a cost plus fifteen per cent (15%) basis. Contractor will use commercially reasonable efforts to secure at least two (2) bids for any subcontract work required for all Change Orders.

27.3 Owner (on behalf of itself and each Site Lessor) specifically agrees that in the performance of its obligations under this Agreement it shall at all times fully comply with and cause each Site Lessor to fully comply with Applicable Laws. Owner further specifically agrees that at all times during its performance of this Agreement it shall have and cause the Site Lessors to have and keep in effect all Applicable Permits.

28. Hazardous Materials.

28.1 Subject to Section 27, Contractor hereby specifically agrees to indemnify, defend and hold Owner, its present and future direct or indirect parents, subsidiaries, affiliates, divisions, and their respective directors, officers, employees, shareholders, agents, representatives, successors and assigns harmless from and against any and all losses, liabilities, claims, demands, damages, causes of action, fines, penalties, costs and expenses (including, but not limited to, all reasonable consulting, engineering, attorneys’ or other professional fees), that they may incur or suffer by reason of:

(i)	any unauthorized release of a Hazardous Material by Contractor;

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(ii)	any enforcement or compliance proceeding commenced by or in the name of any Governmental authority because of an alleged, threatened or actual violation of any Applicable Law by Contractor; and

(iii)	any action reasonably necessary to abate, remediate or prevent a violation or threatened violation of any Applicable Law by Contractor.

28.2 Owner hereby specifically agrees to indemnify, defend and hold Contractor, its present and future direct or indirect parents, subsidiaries, affiliates, divisions, and their respective directors, officers, employees, shareholders, agents, representatives, successors and assigns harmless from and against any and all losses, liabilities, claims, demands, damages, causes of action, fines, penalties, costs and expenses (including, but not limited to, all reasonable consulting, engineering, attorneys’ or other professional fees), that they may incur or suffer by reason of:

(i)	any unauthorized release of a Hazardous Material by Owner or any Site Lessor;

(ii)	any enforcement or compliance proceeding commenced by or in the name of any Governmental authority because of an alleged, threatened or actual violation of any Applicable Law by Owner or any Site Lessor; and

(iii)	any action reasonably necessary to abate, remediate or prevent a violation or threatened violation of any Applicable Law by Owner or any Site Lessor.

29. Governing Law. The formation, interpretation and performance of this Agreement shall be governed by and construed in accordance with the Spanish common Law.

30. Liens.

30.1 Contractor warrants good title, free and clear of all liens, claims, charges, security interests, and encumbrances whatsoever, to all Equipment and other items furnished by it or any of its Subcontractors that become part of the Park to the extent payment therefor has been received by Contractor.

30.2 Title to all Equipment shall pass to Owner, free and clear of all liens, claims, charges, security interests, and encumbrances whatsoever, upon the payment therefor to the Contractor.

31. Nonwaiver. The failure of either Party to insist upon or enforce, in any instance, strict performance by the other Party of any of the terms of this Agreement or to exercise any rights herein conferred shall not be construed as a waiver or relinquishment to any extent of its right to assert, or rely upon any such terms or rights on any future occasion. No waiver shall be valid unless stated in writing as set forth in Section 33.

32. Dispute Resolution.

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32.1 Good faith negotiations. In the event that any question, dispute, difference or claim arises out or is in connection with this Agreement, including any question regarding its existence, validity, performance or termination (a “Dispute”), which either Party has notified to the other, senior management personnel from both Contractor and Owner shall meet and diligently attempt in good faith to resolve the Dispute for a period of thirty (30) days following one Party’s written request to the other Party for such a meeting. If, however, either Party refuses or fails to so meet, or the Dispute is not resolved by negotiation, the provisions of Sections 32.2 and 32.3 shall apply.

32.2 Technical Dispute. Technical Disputes shall be resolved by an independent expert. For the purposes of this Agreement, a “Technical Dispute” shall mean a Dispute regarding whether the Park conforms to the Technical Specifications (Schedule 4.1), whether the relevant part of the Site where the Park is located meets the required site characteristics (Schedule 4.9), whether the tests contemplated by the Unit commissioning plan (Schedule 4.6) have been satisfied, and any other Disputes of a technical or engineering nature. All Technical Disputes shall be resolved on an accelerated basis by one of the following institutions unless otherwise agreed in writing by Contractor and Owner:

(i)	PB Power (being part of the Parsons Brinckerhoff group);

(ii)	the Energy Research Centre of the Netherlands (or ECN);

(iii)	Sandia National Laboratories;

(iv)	RW Beck;

(v)	MC Meteocontrol GmbH Energy and Weather Services

(vi)	Centro Nacional de Energías Renovables; or

(vii)	Instituto de Energía Solar.

(viii)	Fraunhoffer ISE

32.3 Arbitration. Any Dispute which cannot be settled by negotiation pursuant to Section 31.1 above or which is not a Technical Dispute, shall be exclusively referred to and finally resolved by arbitration at law (arbitraje de derecho). The Parties expressly waive their right to any form of legal recourse and submit all disputes arising out of or in connection with this Agreement to arbitration, in accordance with the conditions laid down in this Clause 32.3. For illustrative purposes only, a Dispute submitted to arbitration means any kind of point, claim, dispute or controversy that constitute a difference between the Parties and that they are unable or unwilling to settle by themselves by negotiation pursuant to Section 31.1 above, whether relating to the performance and completion of the Agreement, interpretation, execution, rights and obligations arising out of the Agreement, bilateral services and their execution, or breach, inefficacy, defects and consequences, invalidity or avoidance, termination or cancellation.

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Arbitration of law shall be applied under the Rules of Arbitration of the Civil and Mercantile Court of Arbitration (CIMA). The Parties submit to the Rules of Procedure of the Court and its Tariffs (the “Rules”), acknowledging that they are apprised of them and herein undertake to act in good faith during the proceedings at all times and comply with the rulings and arbitral awards, without prejudice to any legal appeals to which they are entitled. Consequently, they undertake to cooperate with the arbitral proceedings in all ways, to establish the exact nature of the difference and to determine whether it is national or international. The Parties also bind themselves to submit any documentation and evidence that may be required from them at any given moment during the course of proceedings, and to pay the advance of costs, fees, expenses and other costs apportioned by the Court without delay.

An arbitral tribunal (the “Tribunal”) composed of three arbitrators shall be nominated from among the members of the Civil and Mercantile Court of Arbitration to hear and rule on disputes. The third arbitrator shall preside over the Tribunal and shall be designated by the Court President, in accordance with Court Statutes, which the Parties are apprised of. The remaining two arbitrators shall be nominated by the Parties when the difference arises, one (1) appointed by each Party. Arbitrators shall be fluent in English. In the event of an arbitrator repudiating or rejecting the appointment or the occurrence of any other circumstances that prevent him from acting, a substitute arbitrator shall be nominated by the person or persons who nominated the original arbitrator. If this has not been effected fifteen (15) calendar days after one Party notified the other Party, the arbitrator shall be appointed by the Court President.

The seat of the arbitration shall be Madrid. The arbitration shall be conducted in English. All documents submitted in connection with the arbitration proceedings shall be in the English language or, if in another language, accompanied by an English translation.

The Tribunal shall be entitled to appoint any independent expert (either architect or engineer) to render its opinion on (i) the cause or origin of the relevant damages or defects, and (ii) the Party which is responsible for such damages or defects. The Tribunal shall be entitled to impose to the defaulting Party in the relevant award the performance of any corrective action or the payment of any compensation that shall be determined in accordance with Section 11 and Section 25 hereof. The Tribunal shall issue the award within six (6) months following the date of acceptance of the last of the arbitrators to act as arbitrator. Both Parties undertake to implement the arbitration award, which shall be final and binding. Any award issued by the Tribunal shall include interest from the date of the award until paid in full, at the rate of Euribor plus two percent (2%).

32.4 Arbitrator Confidentiality Obligation The Parties shall ensure that any arbitrator appointed to act under this Section will agree to be bound to the provisions of Section 34 with respect to the terms of this Agreement and any information obtained during the course of the arbitration proceedings.

32.5 The obligation to arbitrate described in this Section 32 shall not apply with respect to requests for preliminary injunctions, temporary restraining orders, specific

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performance, or other procedures in a court of competent jurisdiction to obtain interim relief when deemed necessary by such court to preserve the status quo or prevent irreparable injury pending resolution by arbitration of the actual Dispute.

32.6 The parties agree to submit to the tribunals of Madrid for any question which can not be submitted to arbitration, including provisional measures, and for the execution of the obtained award.

33. Notices and Demands. Any notice, request, demand or other communication required or permitted under this Agreement, shall be deemed to be properly given by the sender and received by the addressee if made in writing and (a) if personally delivered; (b) three (3) days after deposit in the mail if mailed by certified or registered air mail, post prepaid, with a return receipt requested; or (c) if sent by facsimile with confirmation. Mailed notices and facsimile notices shall be addressed as follows to:

Owner:	Agrupación Solar Llerena-Badajoz 1,
A.I.E.
Parque Empresarial Nuevo Torneo, torre 1,
9ª planta
41015 Seville, Spain
Facsimile No: +34954962760
Attention: Mr. ***

Contractor:	PowerLight Systems S.A.
42-44, Cardinal Mermillod
1227 Carouge, Switzerland
Facsimile No: +41 (0) 22 304 1405
Attention: General Manager

Solarpack:	Solarpack Corporación Tecnológica, S.L.
C/ Cristóbal Colón, 8B
48992 GETXO (VIZCAYA) -SPAIN-
E-mail: info@solarpack.es
Facsimile No: + 34-94 430 92 09
Attention of: Mr. ***

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34. Nondisclosure. Each Party (the “Receiving Party”) shall not use for any purpose other than performing the Work under this Agreement or divulge, disclose, produce, publish, or permit access to, without the prior written consent of the other Party (the “Disclosing Party”), any confidential information of the Disclosing Party. Confidential information includes, without limitation, this Agreement and exhibits hereto, all information or materials prepared in connection with the Work performed under this or any related subsequent Agreement, designs, drawings, specifications, techniques, models, data, documentation, source code, object code, diagrams, flow charts, research, development, processes, procedures, know-how, manufacturing, development or marketing techniques and materials, development or marketing timetables, strategies and development plans, customer, supplier or personnel names and other information related to customers, suppliers or personnel, pricing policies and financial information, and other information of a similar nature, whether or not reduced to writing or other tangible form, and any other trade secrets. Confidential information does not include (a) information known to the Receiving Party prior to obtaining the same from the Disclosing Party; (b) information in the public domain at the time of disclosure by the Receiving Party; or (c) information obtained by the Receiving Party from a third party who did not receive same, directly or indirectly, from the Disclosing Party. The Receiving Party shall use the higher of the standard of care that the Receiving Party uses to preserve its own confidential information or a reasonable standard of care to prevent unauthorized use or disclosure of such confidential information. Notwithstanding anything herein to the contrary, the Receiving Party has the right to disclose Confidential Information without the prior written consent of the Disclosing Party: (i) as required by any court or other Governmental Authority, or by any stock exchange the shares of any Party are listed on, (ii) as otherwise required by law, (iii) as advisable or required in connection with any government or regulatory filings, including without limitation, filings with any regulating authorities covering the relevant financial markets, (iv) to its attorneys, accountants, financial advisors or other agents, in each case bound by confidentiality obligations, (v) to banks, investors and other financing sources and their advisors, in each case bound by confidentiality obligations; or (vi) in connection with an actual or prospective merger or acquisition or similar transaction where the party receiving the Confidential Information is bound by confidentiality obligations. If a Receiving Party believes that it will be compelled by a court or other Governmental Authority to disclose Confidential Information of the Disclosing Party, it shall give the Disclosing Party prompt written notice so that the Disclosing Party may determine whether to take steps to oppose such disclosure. This provision shall survive the termination of this Agreement for a ten (10) year period.

35. Time of Essence. Time is expressly agreed to be of the essence of this Agreement and each, every and all of the terms, conditions and provisions herein.

36. Validity. The invalidity, in whole or in part, of any provisions hereof shall not affect the validity of any other provisions hereof.

37. Survival. Sections 1, 15, 17, 18, 20, 21, 23, 24, 25, 26, 27, 28, 29, 30, 32, 33, 34, 37, 41, 44, 45 and 46 shall survive termination of this Agreement and shall survive final payment to Contractor following Final Completion.

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38. Binding Effect. This Agreement shall be binding on the Parties hereto and on their respective permitted successors, heirs and assigns.

39. No Oral Modifications. No oral or written amendment or modification of this Agreement by any officer, agent or employee of Contractor or Owner, either before or after execution of this Agreement, shall be of any force or effect unless such amendment or modification is in writing and is signed by any officer of the Party (or of the managing member or managing partner of the Party on behalf of the Party) to be bound thereby.

40. Headings. The headings in this Agreement are for convenience of reference only and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this Agreement.

41. Counterparts. This Agreement may be executed in counterparts which, taken together, shall constitute a single instrument.

42. Authority. Each individual executing this Agreement on behalf of Owner and Contractor represents and warrants that he or she is duly authorized to execute and deliver this Agreement on behalf of said Party and that this Agreement is binding upon said Party in accordance with its terms.

43. Announcements and Publications. Contractor shall coordinate with Owner with respect to, and provide advance copies to Owner for review of, the text of any proposed announcement or publication that include any non-public information concerning the Work prior to the dissemination thereof to the public or to any Person other than Subcontractors or advisors of Contractor, in each case, who agree to keep such information confidential. If Owner delivers written notice to Contractor rejecting any such proposed announcement or publication within two (2) business days after receiving such advance copies, the Contractor shall not make such public announcement or publication; provided, however, that Contractor may disseminate or release such information in response to requirements of Governmental Authority.

44. Complete Agreement. This Agreement constitutes the complete and entire agreement between the Parties and supersedes any previous communications, representations or agreements, whether oral or written, with respect to the subject matter hereof. There are no additions to, or deletions from, or changes in, any of the provisions hereof, and no understandings, representations or agreements concerning any of the same, which are not expressed herein, unless stated below. THE PARTIES HEREBY AGREE THAT NO TRADE USAGE, PRIOR COURSE OF DEALING OR COURSE OF PERFORMANCE UNDER THIS AGREEMENT SHALL BE A PART OF THIS AGREEMENT OR SHALL BE USED IN THE INTERPRETATION OR CONSTRUCTION OF THIS AGREEMENT.

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45. No Agency. This Agreement is not intended, and shall not be construed, to create any association, joint venture, agency relationship or partnership between the Parties or to impose any such obligation or liability upon either Party. Neither Party shall have any right, power or authority to enter into any agreement or undertaking for, or act as or be an agent or representative of, or otherwise bind, the other Party.

46. Priority of Documents. In the event of conflicting provisions between any of the Contract Documents, the provisions shall govern in the following priority: first, duly executed amendments to this Agreement (to the extent not superseded by a subsequent amendment), second, this Agreement and third, the other Contract Documents.

47. Assignment.

47.1 No Party shall be entitled to assign this Agreement or any of its rights or obligations under this Agreement and shall not enter into any transaction as a result of which it may transfer, assign, charge or dispose by any title of any of those rights and obligations, without the prior written consent of the other Party, which may be withheld in its sole and absolute discretion.

47.2 Without prejudice to the generality of the foregoing, (i) Owner shall be entitled to assign its right, title and interest in and to this Agreement (and, in particular, any rights arising in relation to any insurance policy and any other right to collect any amount from Contractor) to any lenders by way of security for the performance of obligations to such lenders, and, following Final Completion, to its Investors on a pro rata basis, provided that Solarpack shall continue to act as agent on behalf of such Investors in all communications with Contractor; and (ii) Contractor shall be entitled to assign its right, obligation, title and interest in and to this Agreement to any of its affiliates, provided that the comfort letter delivered by Contractor to Owner covers the obligations of such affiliate under this Agreement. Contractor may assign this Agreement in connection with a merger, sale or other change of control of Contractor or its parent company, PowerLight Corporation, so long as Contractor under this Agreement continues to be a company directly or indirectly controlled by PowerLight Corporation. Owner shall not be entitled undergo a change of control prior to Final Completion without Contractor’s prior written consent.

48. Waivers

No provision of this Agreement shall be considered waived by either Party except when such waiver is made in writing. The failure of either Party to insist, in any one or more instances, upon strict performance of any of the provisions of this Agreement or to take advantage of its rights hereunder or the delay or failure in exercising totally or partially any right or remedy under this Agreement, shall not be construed as a waiver of any such provisions or the relinquishment of any such rights or any other rights for the future, but the same shall continue and remain in full force and effect.

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49. Public deed

This Agreement has been executed in a private document. Each Party shall be entitled to request to the other the formalization of this Agreement into a public deed at any moment. In that event, the requesting Party shall bear all costs and expenses relating to such formalization.

50. Language and documentation

All documentation, data, drawings, schedules, diagrams, specifications and details associated with the Work and any equipment, materials or components of the Units shall be provided by Contractor to Owner, and shall be properly referenced and compiled, in the English language except any documents that need to be filed with any Spanish governmental authority.

51. Days

In this Agreement “day” means calendar day unless it is specified that it means a “business day”. Business days means Mondays to Fridays on which banks are open to the public both in Madrid and Berkeley (California, United States of America).

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IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date set forth above.

OWNER:

Agrupación Solar Llerena-Badajoz 1, A.I.E.

By:	/s/ Pablo Burgos Galíndez
Name: Pablo Burgos Galíndez Title: Attorney

CONTRACTOR:

PowerLight Systems S.A.

By:	/s/ Marco Antonio Northland
Name: Marco Antonio Northland Title: General Manager Europe

SOLARPACK:

Solarpack Corporación Tecnológica, S.L.

By:	/s/ José Galíndez Zubiria
Name: José Galíndez Zubiria Title: Chairman

In order to speed up the execution of this Agreement, the Parties have expressly authorized Mercedes Domecq Palomares and Francisco de Borja Oxangoiti Briones to initial each of the pages of this Agreement.

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SCHEDULE 1A

PAYMENT SCHEDULE
	Euros/Wp	Wp
Price	***	4800000
EPC’s SCOPE
Description	***	%	Payment Terms - Wire Transfer

Category I
PV	***	***	*** from Date of Invoice & Transfer of Title at Point of Origin
Steel	***	***
Inverters	***	***

Category II
Upon Contract Signature	***	***	*** days from Date of Invoice
Medium Voltage/Grid Connection	***	***	*** days from Date of Invoice on Monthly % Completion Basis
Civil & Electric Construction	***	***

First Holdback	***	***	The earlier of: ***days from receipt of Acta de Puesta en Marcha or *** days from Substantial Completion

Final Holdback	***	***	*** days from Acta de Puesta en Marcha

Total	***	***

NOTES:
***

- Warranty LC open for 2 years from date of Substantial Completion for value of *** of EPC price to PowerLight, less cost of PV and Inverters.

1

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SCHEDULE 1B

Change Order

OWNER: _________________________________

CONTRACTOR: ___________________________

Project: ___________________________________

Contract Date: ______________________________

Change Order No. ___________________________

This Change Order is made this ________________	day of	_______________, ________	by

(Owner), and

(Contractor)

for the following changes in the Work:

Owner agrees to pay for all additions, deletions or revisions to the Work performed by Contractor or an adjustment of the Contract Price or Construction and Milestone Payment Schedule, in each case under this Change Order according to the terms of the Agreement. The change, if any, in the Contract Price shall be computed according to one of the following methods.

1.	No Change

2.	Costs Plus a Fee

3.	Unit Price

4.	Lump Sum of Euros

Unless Item 1 or 4 is marked, Contractor shall submit promptly to Owner such itemized labor and material breakdowns as Owner may require for Work performed or deleted from the Agreement by this Change Order. Contractor shall include the cost of such change in its next application for payment in a separate line item.

The change, if any, in the Construction and Milestone Payment Schedule resulting from the Change Order shall be determined according to the terms of the Agreement and allows for an              addition or              deletion of              days.

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CONFIDENTIAL-NOT FOR DISTRIBUTION

CONTRACTOR: .....................................................................................

By:

Name:

Title:

OWNER: ....................................................................................................

By:

Name:

Title:

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SCHEDULE 4.6

***

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SCHEDULE 23 (a)

Unit Warranty

STANDARD SYSTEM AND MANUFACTURER WARRANTIES –

1.	PowerLight System Warranty. Commencing on the Substantial Completion date of such Unit, and for a period of *** thereafter, Contractor warrants that the Unit will be free from defects in materials and workmanship under normal operating conditions and shall conform to the Technical Specifications. Contractor hereby provides a comprehensive ; provided, however, that this warranty over PVshall include, and hereby incorporates by reference into this warranty, all warranties provided by the applicable pass-through warranties from Contractor’s manufacturers identified in the Technical Specifications, including photovoltaic modules and inverters and, subject to the same terms and conditions of the warranties provided to Contractor by (“Other Manufacturers, Contractor shall be directly responsible vis-à-vis the Owner.”) if and to the extent warranty claims are made under such Other Manufacturers’ warranties during the *** period described above. During such period Owner shall be entitled to make such warranty claims directly against the Contractor. If the Unit fails to conform to the Technical Specifications, referenced in Schedule 4.1 of this Agreement, Contractor will, at its option, either repair or replace any defective parts. Unless this warranty is extended by written agreement, Owner shall pay for any repair costs incurred by Contractor after the *** standard warranty expires. Under this Warranty, Contractor shall be obliged to repair or replace any defective parts in time periods consistent with prevailing industry standards, but in any event within *** of notification of Contractor of such defect. To the extent Contractor fails to act within such *** period, Owner reserves the right to conduct such repair or replacement at Contractor’s expense.

2.	Manufacturer Warranties.

1.	Upon expiration of the aforementioned two-year Warranty period, Contractor shall assign to Owner the applicable pass-through warranties from Contractor’s manufacturers,

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including photovoltaic modules and inverters (“Other Manufacturers”). Without limiting Owner’s rights to pursue claims under Other Manufacturers’ warranties directly against Contractor pursuant to Clause 1 above, Contractor assigns to Owner the applicable pass-through warranties from the Other Manufacturers. The Other Manufacturers used for the Work shall be stated in the Technical Specifications.

2.	Upon expiration of the aforementioned *** Warranty period, , Contractor makes no representation or warranty, and Owner shall seek no recourse from Contractor, regarding the warranties of Other Manufacturers, including, without limitation, the power output of the PV modules.

3.	Warranty Exceptions. This warranty shall be void in the event of any of the following:

(a)	alterations or repairs made to the Unit’s supporting structure, or to any part of the Unit or associated wiring and parts without Contractor ‘s written approval;

(b)	failure of the Unit to perform caused by legislative, administrative, or executive regulation, order or requisition of the federal government, local utility or public utilities commission, or any state or municipal government or official;

(c)	use of the Unit beyond the scope contemplated in its operating manuals or technical specifications;

(d)	Force Majeure events; and

(e)	a change in usage of the Site, which may affect building or site permits and related requirements, without the written approval of Contractor, or a change in ownership of building or property and the new owner has not signed an assumption agreement of the terms and conditions herein.

4.	Disclaimer. Except as expressly provided herein, Contractor expressly disclaims any and all warranties of any kind, express, implied or statutory, including without limitation any implied warranties of merchantability and/or fitness for a particular purpose. Neither this Agreement nor any document furnished under it, unless explicitly stated, is intended to express or imply any warranty or guarantee with regard to the performance of the Unit, including, but not limited to i. electricity output, ii. reduction in energy costs or environmental savings, iii. financial savings or return on investment and iv. public recognition.

5.	Transferability. Contractor’s *** Unit warranty is transferable to the Investors who acquire ownership of the Unit; provided that Owner shall continue to act as agent on behalf of such Investors in all communications with Contractor.

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SCHEDULE 23 (b)

Model of Letter of Credit

EXHIBIT FOR STANDBY LETTER OF CREDIT APPLICATION:

THIS EXHIBIT, IN THIS FINAL FORM, IS AN INTEGRAL PART OF AND MUST BE ATTACHED TO

UNION BANK OF CALIFORNIA, N.A. APPLICATION AND AGREEMENT FOR

IRREVOCABLE STANDBY LETTER OF CREDIT DATED                      ,             .

APPLICANT: POWERLIGHT CORPORATION (SPAIN-WARRANTY)

FROM:	UNION BANK OF CALIFORNIA, N.A.

SOUTHERN CALIFORNIA

TRADE SERVICE OPERATIONS

1980 SATURN STREET, MAIL CODE: V01-519

MONTEREY PARK, CALIFORNIA 91755-7417, U.S.A.

SWIFT NO.: BOFC US 33 LAX

DATE:	[BANK USE ONLY]

SUBJECT:	ISSUANCE OF OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO.__________ [BANK USE ONLY]

ADVISING BANK AND

CONFIRMING BANK:	BANCO SANTANDER CENTRAL HISPANO S.A.

MADRID HEAD OFFICE, SPAIN

ATTN-FOREIGN DEPARTMENT

SWIFT IDENTIFIER CODE:	BSCHESMM

BENEFICIARY:	AGRUPACIÓN SOLAR LLERENA-BADAJOZ 1 A.I.E. (OWNER)

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Parque Empresarial Nuevo Torneo, torre 1, 9ª planta

41015 Seville, Spain

APPLICANT:	POWERLIGHT CORPORATION

2954 SAN PABLO AVENUE

BERKELEY, CALIFORNIA 94702 U.S.A.

CURRENCY:	EUR

AMOUNT:	________________ (_____________AND __/100 EUROS)

AVAILABLE BY:	PAYMENT AT THE COUNTERS OF THE ADVISING AND CONFIRMING BANK IN MADRID, SPAIN

EXPIRY DATE:	_______________, 2008 OR ANY AUTOMATICALLY EXTENDED DATE AS HEREIN SET FORTH AT THE CLOSE OF BUSINESS OF THE ADVISING AND CONFIRMING BANK, IN MADRID AT THE ABOVE ADDRESS.

LADIES/GENTLEMEN:

WE HEREBY ISSUE OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO.              [BANK USE ONLY] (“LETTER OF CREDIT”) IN YOUR FAVOR. THIS LETTER OF CREDIT IS AVAILABLE BY SIGHT PAYMENT WITH THE ADVISING AND CONFIRMING BANK OF THE FOLLOWING DOCUMENTATION:

1.	YOUR SIGHT DRAFT (S) DRAWN ON US, PURPORTEDLY SIGNED BY AN AUTHORIZED OFFICER OF THE BENEFICIARY, MARKED: “DRAWN UNDER UNION BANK OF CALIFORNIA, N.A., IRREVOCABLE STANDBY LETTER OF CREDIT NO. [BANK USE ONLY], DATED [BANK USE ONLY].”

2.	A DATED STATEMENT PURPORTEDLY SIGNED BY AN AUTHORIZED OFFICER OF BENEFICIARY STATING EITHER ONE OF THE FOLLOWING:

“THE UNDERSIGNED BEING A DULY AUTHORIZED OFFICER OF THE OWNER (“BENEFICIARY”) HEREBY REPRESENTS AND WARRANTS THAT POWERLIGHT CORPORATION (“APPLICANT) IS IN DEFAULT OF ITS WARRANTY OBLIGATIONS SET FORTH IN SECTION 23 OF THE EPC

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(ENGINEERING PROCUREMENT AND CONSTRUCTION) AGREEMENT BY AND BETWEEN BENEFICIARY AND APPLICANT DATED MARCH 26, 2007 THEREFORE, THE BENEFICIARY HEREBY DEMANDS PAYMENT UNDER THE LETTER OF CREDIT IN THE AMOUNT OF EUR                     .”

OR

“THE UNDERSIGNED BEING A DULY AUTHORIZED OFFICER OF THE OWNER (“BENEFICIARY”) HEREBY REPRESENTS AND WARRANTS THAT POWERLIGHT CORPORATION (“APPLICANT”) IS IN DEFAULT OF INDEMNITY OBLIGATIONS SET FORTH IN SECTION              OF THE EPC AGREEMENT BY AND BETWEEN BENEFICIARY AND APPLICANT DATED                  THEREFORE, THE BENEFICIARY HEREBY DEMANDS PAYMENT UNDER THE LETTER OF CREDIT IN THE AMOUNT OF EUR                     .”

PARTIAL DRAWINGS ARE PERMITTED.

THIS LETTER OF CREDIT SHALL BE DEEMED AUTOMATICALLY EXTENDED WITHOUT AN AMENDMENT FOR A ONE YEAR PERIOD BEGINNING ON THE PRESENT EXPIRATION DATE HEREOF                 , 2008, UNLESS AT LEAST SIXTY (60) DAYS PRIOR TO SUCH EXPIRATION DATE WE HAVE SENT YOU AND BARCLAYS BANK S.A. (ADDRESS: PLAZA DE COLÓN 1, 28046 MADRID (SPAIN)) WRITTEN NOTICE BY TELETRANSMISSION THROUGH THE ADVISING BANK AND CONFIRMING BANK THAT WE ELECT NOT TO PERMIT THIS LETTER OF CREDIT TO BE SO EXTENDED BEYOND, AND WILL EXPIRE ON ITS THEN CURRENT EXPIRY DATE. NO PRESENTATION MADE UNDER THIS LETTER OF CREDIT AFTER SUCH EXPIRY DATE WILL BE HONORED.

THIS LETTER OF CREDIT SHALL FINALLY EXPIRE ON                  2009, IF IT HAS NOT PREVIOUSLY EXPIRED IN ACCORDANCE WITH THE PRECEDING PARAGRAPH.

UPON RECEIPT BY YOU OF OUR NOTICE THAT WE ELECT NOT TO RENEW, YOU MAY DRAW AGAINST PRESENTATION TO OUR OFFICE AT THE ADDRESS ABOVE OF THE FOLLOWING DOCUMENTATION:

1.	YOUR SIGHT DRAFT DRAWN ON US PURPORTEDLY SIGNED BY AN AUTHORIZED OFFICER OF THE BENEFICIARY MARKED: “DRAWN UNDER UNION BANK OF CALIFORNIA, N. A., IRREVOCABLE STANDBY LETTER OF CREDIT NO. [BANK USE ONLY.], DATED [BANK USE ONLY].”

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2.	A DATED STATEMENT PURPORTEDLY SIGNED BY AN AUTHORIZED OFFICER OF THE BENEFICIARY STATING:

“THE UNDERSIGNED BEING A DULY AUTHORIZED OFFICER OF THE OWNER HEREBY REPRESENTS AND WARRANTS THAT POWERLIGHT CORPORATION HAS FAILED TO PROVIDE AN ACCEPTABLE EXTENDED OR SUBSTITUTE LETTER OF CREDIT AT LEAST THIRTY (30) DAYS PRIOR TO EXPIRATION OF UNION BANK OF CALIFORNIA, N. A. IRREVOCABLE STANDBY LETTER OF CREDIT NO.              [BANK USE ONLY].”

THIS LETTER OF CREDIT SETS FORTH IN FULL THE TERMS OF OUR UNDERTAKING, AND SUCH TERMS SHALL NOT BE MODIFIED, AMENDED OR AMPLIFIED BY ANY DOCUMENT, INSTRUMENT OR AGREEMENT REFERRED TO IN THIS LETTER OF CREDIT, IN WHICH THIS LETTER OF CREDIT IS REFERRED TO OR TO WHICH THIS LETTER OF CREDIT RELATES.

EXCEPT AS STATED HEREIN, THIS LETTER OF CREDIT IS NOT SUBJECT TO ANY CONDITION OR QUALIFICATION AND IS OUR INDIVIDUAL OBLIGATION WHICH IS IN NO WAY CONTINGENT UPON REIMBURSEMENT OR ANY RIGHT OF SUBROGATION. WE IRREVOCABLY WAIVE ANY AND ALL RIGHTS OF SUBROGATION, WHETHER AS PROVIDED BY STATUTE OR OTHERWISE, NOW OR HEREAFTER THAT MIGHT, BUT FOR SUCH WAIVER, EXIST, IN RESPECT TO THIS LETTER OF CREDIT OR ANY PAYMENT WE MAKE UNDER IT, AS TO THE APPLICANT, YOU, OR THE TRANSACTION BETWEEN YOU AND THE APPLICANT. WE FURTHER GIVE IRREVOCABLE NOTICE THAT WE ARE NOT NOW AND WILL NOT BE THE SECONDARY OBLIGOR OR CO-OBLIGOR OF APPLICANT’S OBLIGATIONS AND LIABILITIES TO YOU FOR ANY PURPOSE. OUR OBLIGATIONS TO YOU UNDER THIS LETTER OF CREDIT ARE OUR PRIMARY OBLIGATIONS AND ARE STRICTLY AS STATED HEREIN.

SPECIAL INSTRUCTIONS:

THE ORIGINAL OF THIS LETTER OF CREDIT MUST BE PRESENTED TOGETHER WITH THE ABOVE DOCUMENTS TO THE ADVISING BANK AND CONFIRMING BANK IN ORDER TO ENDORSE THE AMOUNT OF DRAWING ON THE REVERSE SIDE.

ALL BANKING CHARGES OUTSIDE THE UNITED STATES, INCLUDING ADVISING AND CONFIRMATION FEES ARE FOR BENEFICIARY’S ACCOUNT.

WE HEREBY AGREE WITH YOU THAT DRAFTS DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS OF THIS CREDIT WILL BE DULY HONORED

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UPON PRESENTATION AND DELIVERY TO THE ADVISING AND CONFIRMING BANK, IN MADRID, SPAIN

INSTRUCTIONS TO THE ADVISING AND CONFIRMING BANK:

BANCO SANTANDER CENTRAL HISPANO, S.A., MADRID, SPAIN IS REQUESTED TO ADVISED THE BENEFICIARY WITH ITS CONFIRMATION.

THE ADVISING AND CONFIRMING BANK IS AUTHORISED TO CLAIM REIMBURSEMENT FOR CONFORMING PRESENTATIONS UNDER THIS LETTER OF CREDIT, BY SENDING THEIR TELETRANSMISSION BY AUTHENTICATED SWIFT MESSAGE TO UNION BANK OF CALIFORNIA, N.A., MONTEREY PARK, CALIFORNIA TO OUR BANK IDENTIFIER CODE-BOFCUS33LAX AND CITING—“DEMAND UNDER THE UNION BANK OF CALIFORNIA, N.A., IRREVOCABLE STANDBY LETTER OF CREDIT NO.              DATED                  IN THE AMOUNT OF EUR              (AMOUNT OF DRAWING) DATED                  (DATE OF DRAWING) DOCUMENTS HAVE BEEN SENT BY COURIER SERVICE TO UNION BANK OF CALIFORNIA, N.A.”

PROCEEDS WILL BE REMITTED IN ACCORDANCE WITH THE INSTRUCTIONS RECEIVED.

THIS LETTER OF CREDIT IS SUBJECT TO THE “UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (1993 REVISION)”, INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NO.500.

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SCHEDULE 23.4

Model of Comfort Letter

To:	AGRUPACIÓN SOLAR LLERENA-BADAJOZ 1, A.I.E.

Parque Empresarial Nuevo Torneo, torre 1, 9ª planta

41015 Seville, Spain

Berkeley, California (USA), on                 , 200[ ]

Dear Sirs

We refer to the Engineering, Procurement and Construction Agreement (hereinafter “EPC’), signed on March 26, 2007 at Seville, between Agrupación Solar Llerena-Badajoz 1 A.I.E., a corporation located at Parque Empresarial Nuevo Torneo, torre 1, 9ª planta 41015 Seville, Spain, (hereinafter “Owner’) and our wholly-owned subsidiary POWERLIGHT SYSTEMS, S.A., a company located at 42-44 Cardinal Mermillod, 1227 Carouge (Switzerland), (hereinafter the “Contractor’). Pursuant said EPC the Contractor and Owner engage in the design and installation of a solar Park with a DC rated aggregated capacity up to 4.80 MWp (4.0 MWe). On the EPC, SOLARPACK CORPORACION TECNOLÓGICA, S.L., a corporation located at c/ Cristóbal Colón 8-b, 48992 Guecho (Spain), will act as the duly authorized representative of the Owner.

In accordance with Section 23.4 of said EPC, the Contractor undertakes to provide the Owner with a Comfort Letter from its mother company, POWERLIGHT CORPORATION, a corporation organized and existing under the laws of United States, with its principal offices at 2954 San Pablo Avenue Berkeley, California 94702 USA (hereinafter Powerlight Co.).

NOW THEREFORE, we Powerlight Co. hereby undertake as follow:

(1)	Powerlight Co. hereby irrevocably and unconditionally guarantees the performance and fulfilment by the Contractor of all of the Contractor’s obligations, tasks and liabilities under the EPC.

(2)

In addition, Powerlight Co. hereby acknowledges and confirms that, if the Contractor fails to perform, or delays the performance of, any of the Contractor’s obligations, tasks and liabilities under the EPC, shall be liable under this Comfort Letter for performance of such obligations under the EPC, as well as for any and

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all applicable damages, compensation and other remedies under the EPC and/or at law in respect or as a result of such failure or delay.

(3)	The amendment or novation of the EPC shall not imply, in any event, the cancellation, termination, restriction or limitation of this Comfort Letter, that shall remain in force and shall extend its effects to any other obligations assumed by the Contractor under the amended EPC.

(4)	This Comfort Letter shall be governed by and construed in accordance with the laws of Spain. Any dispute arising in connection with this Comfort Letter shall be finally settled by the Courts and Tribunals of the city of Madrid (Spain).

IN WITNESS WHEREOF, Powerlight Co. issue this Comfort Letter as of the day and year first above written.

By:

Name:

Title:

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SCHEDULE 24

Insurance Requirements:

Part I: Contractor shall secure and maintain the following insurance coverages:

Commercial General Liability

Limits of Liability:

$2,000,000. General Aggregate

$2,000,000. Products/Completed Operations Aggregate

$1,000,000. Personal & Advertising Injury Limit

$1,000,000. Per Occurrence

Endorsements issued in favor to the Owner:

•	Additional Insured

•	Coverage afforded the Owner shall be Primary and non-contributing to any other insurance maintained by the Owner

•	Thirty (30) days notice of cancellation, except ten (10) days for non-payment of premium.

Automobile Liability:

Limits of Liability:

$1,000,000. per accident

Workers’ Compensation:

Limits of Liability:

Statutory

Employers’ Liability:

Limits of Liability:

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$1,000,000. per occurrence

Umbrella/Excess Liability:

$20,000,000. Aggregate

Excess over Primary Limits of Liability required for Commercial General Liability, Automobile Liability and Employers’ Liability.

Professional Liability:

Limits of Liability:

$1,000,000. each claim

$2,000,000. aggregate

Builders’ Risk:

Builders Risk insurance covering the entire project for the full cost of replacement of the project at the time of any loss. Coverage shall be written for “All Risks” of physical loss or damage including Earthquake and Flood. Coverage for the project shall be written to include coverage loss of Business Income, Construction Penalties, Expediting Expenses, Interest, Taxes, arising out of physical loss or damage to the project. This insurance shall include Contractor as Additional Insured and Loss Payee as their interest may appear. Contractor shall only be required to pay up to USD$200,000. in aggregate premium for Builders’ Risk insurance across all EPC Agreements signed under the BFA. If more than such amount is necessary, Contractor and the relevant Owners shall mutually agree on appropriate cost allocation.

Cargo Coverage:

Cargo coverage to cover loss or damage to project property & equipment while in due course of transit from it’s point of origin to the site. Insurance shall be valued at the C.I.F. plus 10% (cost, insurance, freight plus 10%).

Part II: Owner Insurance Requirements until Substantial Completion of the Full Park

Upon commencement of the work at the Park and until Substantial Completion of the Full Park Owner shall procure and maintain comprehensive insurances appropriate for owners risks arising out of the actions or omissions of their representatives and the Technical Advisor to the Bank during the performance of the Work.

Part III: Owner Insurance Requirements after Substantial Completion of the Full Park

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Upon Substantial Completion of the Full Park and until the end of the warranty period contemplated in Section 23, Owner shall procure and maintain comprehensive insurances appropriate for owners risks arising out of their ownership and operation of each Unit and the entire Park.

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